                                                              Exhibit 99(b)(1)

                                                                CONFORMED COPY
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                                CREDIT AGREEMENT

                       Dated as of February 3, 1998

                                     among

                           PACIFICORP POWERCOAL LLC,

                           THE LENDERS NAMED HEREIN,

                                 CITIBANK, N.A.,
           as Paying Agent, Swingline Lender and Issuing Bank


                                      and

                                CITICORP USA, INC.,
                                as Collateral Agent

                       ------------------------------------

                           CITICORP SECURITIES, INC.,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                       and

                          J.P. MORGAN SECURITIES INC.,

                                   as Arrangers

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                                                      [CS&M Ref. No. 6558-145]

                               TABLE OF CONTENTS

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                                  ARTICLE I

                                 Definitions

SECTION 1.01. Defined Terms................................................................................           2
SECTION 1.02. Terms Generally..............................................................................          30

                                  ARTICLE II

                                 The Credits

SECTION 2.01. Commitments..................................................................................          31
SECTION 2.02. Loans........................................................................................          31
SECTION 2.03. Borrowing Procedure..........................................................................          33
SECTION 2.04. Evidence of Debt; Repayment of Loans.........................................................          34
SECTION 2.05. Fees.........................................................................................          35
SECTION 2.06. Interest on Loans............................................................................          35
SECTION 2.07. Default Interest.............................................................................          36
SECTION 2.08. Alternate Rate of Interest...................................................................          36
SECTION 2.09. Termination and Reduction of Commitments.....................................................          36
SECTION 2.10. Conversion and Continuation of Borrowings....................................................          37
SECTION 2.11. Repayment of Term Borrowings.................................................................          38
SECTION 2.12. Optional Prepayments.........................................................................          41
SECTION 2.13. Mandatory Prepayments........................................................................          41
SECTION 2.14. Reserve Requirements; Change in Circumstances................................................          44
SECTION 2.15. Change in Legality...........................................................................          45
SECTION 2.16. Indemnity....................................................................................          46
SECTION 2.17. Pro Rata Treatment...........................................................................          46
SECTION 2.18. Sharing of Setoffs...........................................................................          46
SECTION 2.19. Payments.....................................................................................          47
SECTION 2.20. Taxes........................................................................................          47
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate......................          49
SECTION 2.22. Swingline Loans..............................................................................          50
SECTION 2.23. Letters of Credit............................................................................          52


                                                                  Contents, p.2

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

                                  ARTICLE III

                         Representations and Warranties




SECTION 3.01. Organization.................................................................................          56
SECTION 3.02. Corporate and Governmental Authorization; No Contravention...................................          56
SECTION 3.03. Enforceability...............................................................................          56
SECTION 3.04. Financial Statements.........................................................................          56
SECTION 3.05. No Material Adverse Change...................................................................          57
SECTION 3.06. Title to Properties; Possession Under Leases.................................................          57
SECTION 3.07. Subsidiaries.................................................................................          58
SECTION 3.08. Litigation; Compliance with Laws; Reserves...................................................          58
SECTION 3.09. Agreements...................................................................................          59
SECTION 3.10. Federal Reserve Regulations..................................................................          59
SECTION 3.11. Investment Company Act; Public Utility Holding Company Act...................................          59
SECTION 3.12. Tax Returns..................................................................................          59
SECTION 3.13. No Material Misstatements....................................................................          59
SECTION 3.14. Employee Benefit Plans.......................................................................          59
SECTION 3.15. Environmental Matters........................................................................          60
SECTION 3.16. Insurance....................................................................................          61
SECTION 3.17. Security Documents...........................................................................          61
SECTION 3.18. Labor Matters................................................................................          61
SECTION 3.19. Solvency.....................................................................................          61

                                  ARTICLE IV

                                  Conditions

SECTION 4.01. Effective Date...............................................................................          62
SECTION 4.02. Borrowings...................................................................................          63

                                  ARTICLE V

                            Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties.........................................................          65
SECTION 5.02. Insurance....................................................................................          65
SECTION 5.03. Obligations and Taxes........................................................................          65
SECTION 5.04. Financial Statements, Reports, etc...........................................................          65
SECTION 5.05. Litigation and Other Notices.................................................................          67
SECTION 5.06. Maintaining Records; Access to Properties and Inspections....................................          67
SECTION 5.07. Use of Proceeds..............................................................................          67
SECTION 5.08. Compliance with Laws.........................................................................          68
SECTION 5.09. Preparation of Environmental Reports.........................................................          68


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                                                                 Contents, p.3





SECTION 5.10. Further Assurances...........................................................................          68
SECTION 5.11. Interest Rate Protection Agreements..........................................................          68
SECTION 5.12. Peabody Transfer; Citizens Transfer; PPM Contribution........................................          68

                                  ARTICLE VI

                              Negative Covenants

SECTION 6.01. Indebtedness.................................................................................          69
SECTION 6.02. Liens........................................................................................          71
SECTION 6.03. Sale and Lease-Back Transactions.............................................................          73
SECTION 6.04. Investments, Loans and Advances..............................................................          73

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions....................................          74
SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends........          75

SECTION 6.07. Transactions with Affiliates.................................................................          76
SECTION 6.08. Business of Borrower and Subsidiaries........................................................          76
SECTION 6.09. Other Indebtedness and Agreements............................................................          76
SECTION 6.10. Capital Expenditures.........................................................................          77
SECTION 6.11. Leverage Ratio...............................................................................          77
SECTION 6.12. Interest Expense Coverage Ratio..............................................................          78
SECTION 6.13. Net Worth....................................................................................          78
SECTION 6.14. Current Ratio................................................................................          78
SECTION 6.15. Fiscal Year..................................................................................          78

                                  ARTICLE VII

                               Events of Default

                                  ARTICLE VIII

                   The Paying Agent and the Collateral Agent

                                  ARTICLE IX

                                 Miscellaneous
SECTION 9.01. Notices......................................................................................          84
SECTION 9.02. Survival of Agreement........................................................................          85



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                                                                 Contents, p.4


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SECTION 9.03. Binding Effect...............................................................................          85
SECTION 9.04. Successors and Assigns.......................................................................          85
SECTION 9.05. Expenses; Indemnity..........................................................................          89
SECTION 9.06. Right of Setoff..............................................................................          89
SECTION 9.07. APPLICABLE LAW...............................................................................          90
SECTION 9.08. Waivers; Amendment...........................................................................          90
SECTION 9.09. Interest Rate Limitation.....................................................................          91
SECTION 9.10. Entire Agreement.............................................................................          91
SECTION 9.11. WAIVER OF JURY TRIAL.........................................................................          91
SECTION 9.12. Severability.................................................................................          91
SECTION 9.13. Counterparts.................................................................................          92
SECTION 9.14. Headings.....................................................................................          92
SECTION 9.15. Jurisdiction; Consent to Service of Process..................................................          92
SECTION 9.16. Judgment Currency............................................................................          92
SECTION 9.17. Confidentiality..............................................................................          93
SECTION 9.18. Intercreditor Agreement......................................................................          94
SECTION 9.19. Additional Borrowers.........................................................................          94
SECTION 9.20. Margin Regulations...........................................................................          94

                                                                           EXHIBITS AND SCHEDULES


Exhibit A                                                 Administrative Questionnaire
Exhibit B                                                 Assignment and Acceptance
Exhibit C                                                 Borrowing Request
Exhibit D                                                 Collateral Assignment
Exhibit E                                                 Guarantee Agreement
Exhibit F                                                 Indemnity, Subrogation and Contribution Agreement
Exhibit G                                                 Intercreditor Agreement
Exhibit H                                                 PA Note
Exhibit I                                                 Pledge Agreement
Exhibit J                                                 U.S. Tax Sharing Policy
Exhibit K-1                                               Opinion of Stoel Rives LLP
Exhibit K-2                                               Opinion of Davis Polk & Wardwell

Schedule 1.01(a)                                          Offer Conditions Precedent
Schedule 1.01(b)                                          Peabody Indebtedness
Schedule 1.01(c)                                          Peabody Subsidiaries
Schedule 2.01                                             Commitments
Schedule 3.06(b)                                          Leases
Schedule 3.07(a)                                          Subsidiaries
Schedule 3.08                                             Litigation
Schedule 3.15                                             Environmental Matters
Schedule 3.16                                             Insurance
Schedule 6.01(a)                                          Indebtedness
Schedule 6.04(c)                                          Investments, Loans and Advances
Schedule 6.05(a)                                          Certain Subsidiaries

           CREDIT AGREEMENT dated as of February 3, 1998, among PACIFICORP POWERCOAL LLC, an Oregon limited liability company (the "Borrower"), the Lenders (as defined in Article I), CITIBANK, N.A., a national banking association ("Citibank"), as paying agent (in such capacity, the "Paying Agent") for the Lenders, and as swingline lender (in such capacity, the "Swingline Lender") and issuing bank (in such capacity, the "Issuing Bank"), and CITICORP USA, INC., a Delaware corporation ("Citicorp USA"), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

   Pursuant to the Offer (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), PA has offered or will offer to purchase each outstanding Share (including Shares represented
by Depositary Shares) at a purchase price of    pence net per share in cash to
the holder thereof. In connection therewith and to provide a portion of the financing therefor, (a) PA has entered into the PA Facility Agreement and (b) EnergyCo has entered into the EnergyCo Credit Agreement.

   The Borrower has requested the Lenders to extend credit in the form of (a) Tranche A Term Loans at any time during the Term Loan Availability Period, in an aggregate principal amount not in excess of $636,000,000, (b) Tranche B Term Loans at any time during the Term Loan Availability Period, in an aggregate principal amount not in excess of $650,000,000, and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $300,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $650,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiaries (including PPM and Citizens before they become Subsidiaries).

    The proceeds of the Term Loans, together with not less than $373,000,000 in net cash proceeds of the equity contribution received by Powercoal from PGH (the "PGH Equity Contribution"), are to be used solely to fund loans (the "Powercoal/PA Loans") to PA in exchange for the PA Note, and to pay fees and expenses related to the Offer. The proceeds of the Revolving Loans and the Swingline Loans are to be used (a) to refinance the Peabody Refinanced Indebtedness and (b) for general corporate purposes of the Borrower and the Subsidiaries (including PPM and Citizens before they become Subsidiaries). PA will use (a) the proceeds of the Powercoal/PA Loans, (b) certain proceeds from borrowings under the PA Facility Agreement and (c) certain proceeds that PA will receive as a result of borrowings by EnergyCo under the EnergyCo Credit Agreement, to (i) finance the Offer and for the other purposes specified in Clause 3.1(a)(i) of the PA Facility Agreement, and (ii) refinance certain existing Indebtedness of TEG and its subsidiaries.

    The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

   "Acquisition Borrowing" shall mean any Term Borrowing, the proceeds of which are loaned to PA and used by PA to finance a portion of the Offer and/or for the other purposes specified in Clause 3.1(a)(i) of the PA Facility Agreement.

   "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

   "Adjustment Amount" shall mean the cumulative amount (during the period from April 1, 1998, to the end of the period relating to the relevant determination) by which the cash expenditures of the Borrower and its subsidiaries (after giving effect to the Peabody Transfer) for reclamation and related liabilities, workers compensation liabilities, postretirement benefit costs, industry fund obligations and similar items exceed the sum of: (a) the cumulative expense during such period recognized in Consolidated Net Income of the Borrower and its subsidiaries (after giving effect to the Peabody Transfer) for reclamation and related liabilities, workers compensation liabilities, postretirement benefit costs, industry fund obligations and similar items and (b) $50,000,000.

   "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A or such other form as shall be approved by the Paying Agent.

   "Affiliate" shall mean, when used with respect to a specified person, any other person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under direct or indirect common Control with such specified person; provided that, for purposes of Section 6.07 only, beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be Control for purposes of the definition of "Affiliate". Neither the Lenders nor any of their Affiliates will be treated as an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement.

   "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

   "Announcement Date" shall mean the date on which the Press Release is issued.

   "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or Base Rate Loan that is a Tranche A Term Loan, Tranche B Term Loan or a Revolving Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Tranche A/Revolver Eurodollar Spread", "Tranche A/Revolver Base Rate Spread", "Tranche B Eurodollar Spread", "Tranche B Base Rate Spread" or "Fee Percentage", as the case may be, based upon the Leverage Ratio as of the relevant date of determination:

                                                   TRANCHE A/     TRANCHE A/
                                                    REVOLVER       REVOLVER       TRANCHE B
                                                   EURODOLLAR      BASE RATE     EURODOLLAR     TRANCHE B BASE        FEE
LEVERAGE RATIO                                       SPREAD         SPREAD         SPREAD         RATE SPREAD     PERCENTAGE
------------------------------------------------  -------------  -------------  -------------  -----------------  -----------

Category 1

Greater than or equal to 5.00 to 1.00...........         2.75%          1.75%          3.25%            2.25%          0.500%

Category 2

Less than 5.00 to 1.00 but greater than or equal
  to 4.50 to 1.00...............................         2.50%          1.50%          3.00%            2.00%          0.500%

Category 3

Less than 4.50 to 1.00 but greater than or equal
  to 4.00 to 1.00...............................         2.00%          1.00%          2.50%            1.50%          0.500%

Category 4

Less than 4.00 to 1.00 but greater than or equal
  to 3.50 to 1.00...............................         1.50%          0.50%          2.50%            1.50%          0.450%

Category 5

Less than 3.50 to 1.00 but greater than or equal
  to 3.00 to 1.00...............................         1.25%          0.25%          2.50%            1.50%          0.375%

Category 6

Less than 3.00 to 1.00 but greater than or equal
  to 2.50 to 1.00...............................         1.00%          0.00%          2.50%            1.50%          0.300%

Category 7

Less than 2.50 to 1.00..........................         0.75%          0.00%          2.00%            1.00%          0.250%

    Notwithstanding the foregoing, until the Borrower has delivered the financial statements for the fiscal quarter ending September 30, 1998, in accordance with Section 5.04(b), the Leverage Ratio shall be deemed to be not less than 4.00 to 1.00 for purposes of determining the Applicable

Percentage. Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Paying Agent of the financial statements and certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b), or (ii) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

   "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Paying Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Paying Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Paying Agent's domestic offices.

   "Asset Sale" shall mean the sale, lease, transfer or other disposition (by way of merger or otherwise, including as a result of a Condemnation Event or a Casualty Event) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any wholly owned Subsidiary of (a) any capital stock of any of the Subsidiaries or (b) any other assets of the Borrower or any of the Subsidiaries (other than inventory, obsolete or worn-out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business), except for (i) any sale, lease, transfer or other disposition in one transaction or a series of related transactions having a value of $25,000,000 or less, (ii) any sale of accounts receivable (or any related assets) under any Permitted Receivables Financing, (iii) transfers of assets permitted by Section 6.05(a)(i), (iv) transfers of assets as part of a sale and lease-back transaction permitted by Section 6.03, (v) payment of a cash dividend permitted by Section 6.06(a), (vi) any disposition or cancelation of the PA Note in connection with the Peabody Transfer and (vii) any substantially contemporaneous exchange (including by way of a substantially contemporaneous purchase and sale) of discrete energy-related assets of the Borrower or any Subsidiary for one or more other energy-related assets used for similar purposes, in each case to the extent that no net cash proceeds are received by the Borrower or any Subsidiary as consideration in connection with such exchange (the cash portion of such transaction, if any, being subject to clause (i) above), provided that the Borrower or such Subsidiary complies with Section 5.10 with respect to the property received by the Borrower or such Subsidiary pursuant to such exchange. Notwithstanding anything to the contrary with respect to the foregoing, all arrangements or transactions resulting in the prepayment in respect of a coal supply contract of $25,000,000 or more in any fiscal year (excluding, to the extent included in Consolidated Net Income, the portion due to be paid within one year of any such arrangement or transaction in accordance with the terms of such coal supply contract prior to any amendment thereof relating to such transaction or arrangement) shall be deemed an Asset Sale for purposes of
Section 2.13(b).

   "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Paying Agent, in the form of Exhibit B or such other form as shall be approved by the Paying Agent.

   "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

   "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

   "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

   "Base Rate Loan" shall mean any Base Rate Term Loan or Base Rate Revolving Loan.

   "Base Rate Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

   "Base Rate Term Borrowing" shall mean a Borrowing comprised of Base Rate Term Loans.

   "Base Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of
Article II.

   "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

   "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

   "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Paying Agent.

   "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to remain closed; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

   "Capital Expenditures" shall mean, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and the Subsidiaries during such period that, in accordance with GAAP, are or should be included in additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of the Borrower and the Subsidiaries for such period, except that (notwithstanding GAAP) bonuses relating to Federal coal leases contemplated in the Confidential Information Memorandum and the information previously provided the Initial Lenders prior to the Closing Date shall be deemed "Capital Expenditures" only to the extent cash payments are made; provided, however, that "Capital Expenditures" shall not include (a) acquisitions of property that are investments permitted by Section 6.04
(other than investments permitted by Section 6.04(d)) and (b) any acquisition of or investment in property in connection with an exchange contemplated by clause (vii) of the definition of "Asset Sale" or in connection with a reinvestment contemplated by clause (y) of the proviso to the definition of "Net Cash Proceeds".

   "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

   "Casualty Event" shall mean an event pursuant to which the Borrower or any of the Subsidiaries has the right to collect insurance proceeds under any insurance policies with respect to any insured casualty or other insured damage to any property of the Borrower or any of the Subsidiaries.

   A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of PacifiCorp; (b) a majority of the seats (other than vacant seats) on the board of directors of PacifiCorp shall at any time be occupied by persons who were neither (i) nominated by the board of directors of PacifiCorp, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to PacifiCorp shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Borrower, any person directly or indirectly Controlling the Borrower or any Subsidiary is a party; (d) PacifiCorp consolidates with, or merges with or into, any person, or any person consolidates with or merges with or into PacifiCorp in any such event pursuant to a transaction in which any of the issued and outstanding capital stock of PacifiCorp is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of PacifiCorp outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving or transferee person constituting a majority of the issued and outstanding shares of such capital stock of such surviving or transferee person (immediately after giving effect to such conversion or exchange); (e) PacifiCorp shall own, directly or indirectly, beneficially and of record, less than 80% of the outstanding capital stock of PGH, free and clear of all Liens (other than Liens permitted under the Transaction Documents); or (f) PGH shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding capital stock of the Borrower, free and clear of all Liens (other than Liens permitted under the Transaction Documents).

   "Citibank" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Citicorp USA" shall have the meaning assigned to such term in the preamble to this Agreement.

                                                                             7
   "Citizens" shall mean Citizens Power LLC, a limited liability company organized under the laws of the State of Delaware, all the limited liability company interests of which on the date hereof are directly owned by Peabody Investments.

   "Citizens Transfer" shall mean the direct or indirect transfer by PA or any of its subsidiaries of all the issued and outstanding limited liability company interests of Citizens to the Borrower or any of its subsidiaries.

   "Clean-up Period" shall mean the period commencing on the Closing Date and ending on the date that is 180 (or, in the case of Citizens, 270) days after the date of the initial Borrowing hereunder.

   "Closing Date" shall mean February 3, 1998.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   "Collateral" shall mean all the "Collateral" as defined in any Security Document.

   "Collateral Assignment" shall mean the Collateral Assignment, substantially in the form of Exhibit D, made by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties.

   "Collateral Sharing Requirements" shall mean (a) the Borrower shall have issued Powercoal Refinancing Indebtedness in an amount sufficient to raise Net Cash Proceeds equal to at least 50% of the aggregate principal amount of the Loans outstanding immediately prior to the issuance of such Powercoal Refinancing Indebtedness and such Net Cash Proceeds shall be used to prepay Term Loans as required by Section 2.13(e), (b) the Borrower shall have Investment Grade Ratings and (c) no Default or Event of Default shall have occurred and be continuing.

   "Collateral Trust and Intercreditor Agreement" shall mean an agreement entered at the time of or prior to the satisfaction of the Collateral Sharing Requirements and in form and substance satisfactory to the Collateral Agent and the Initial Lenders pursuant to which the Collateral Agent will agree, on behalf of the Secured Parties, with the trustee or representative of the holders from time to time of Powercoal Refinancing Indebtedness that such holders may be secured equally and ratably with the Secured Parties by the Collateral; provided, however, that such Collateral Trust and Intercreditor Agreement shall provide (and the indenture or other agreement governing any Powercoal Refinancing Indebtedness must provide in order to be so equally and ratably secured) that (a) the Collateral Agent shall have the absolute discretion as to the timing and manner of any enforcement against, or disposition of, the Collateral and (b) upon any release of all or any portion of the Collateral by the Secured Parties, the liens thereon in favor of the holders of Powercoal Refinancing Indebtedness shall be automatically released.

   "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

   "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

   "Condemnation Event" shall mean an event pursuant to which the Borrower or any of the Subsidiaries has the right to collect and receive proceeds as a result of any action or proceeding for the taking of any property of the Borrower or any Subsidiary, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

   "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower to be used by the Initial Lenders and their Affiliates in connection with the syndication of the Commitments.

   "Consolidated Cash Interest Expense" shall mean, for any period, the interest expense (including the interest component in respect of Capital Lease Obligations) of the Borrower and its subsidiaries paid in cash during such period, as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Current Assets" shall mean, at any date of determination and subject to adjustment as may be required by Section 6.02(o), the sum of (a) all assets (other than cash and cash-equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its subsidiaries as current assets at such date of determination plus (b) the aggregate book value of all receivables that would have on such date constituted current assets of the Borrower and its consolidated subsidiaries sold as part of a Permitted Receivables Financing from the Closing Date to such date of determination.

   "Consolidated Current Liabilities" shall mean, at any date of determination, all liabilities (other than, without duplication (x) the current portion of long-term Indebtedness and (y) outstanding Swingline Loans and Revolving Loans) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its subsidiaries as current liabilities at such date of determination.

   "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, depletion and amortization for such period and (d) all noncash nonrecurring charges during such period, and minus, without duplication, (i) to the extent included in determining Consolidated Net Income, all nonrecurring gains during such period (including any gains attributable to commodities to be delivered in subsequent periods under Prepaid Forward Sales Agreements) and (ii) the Net Adjustment Amount, all as determined on a consolidated basis with respect to the Borrower or its subsidiaries in accordance with GAAP. For purposes of determining the Leverage Ratio and the Interest Expense Coverage Ratio for any period ending on or prior to December 31, 1998, Consolidated EBITDA shall be deemed to equal $80,000,000 for each of the fiscal quarters of the Borrower ending March 31, 1997, June 30, 1997, September 30, 1997, December 31, 1997, and March 31, 1998.

   "Consolidated Interest Expense" shall mean, for any period, the interest expense (including the interest component in respect of Capital Lease Obligations) of the Borrower and its subsidiaries during such period, minus any interest income of the Borrower and its subsidiaries during such period, in each case, as determined on a consolidated basis in accordance with GAAP, plus, without duplication, interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as an interest expense or loss on the sale of receivables. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments accrued by the Borrower or its subsidiaries with respect to the Interest Rate Protection Agreements.

   "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income (or loss) of any person (other than the Peabody Group) accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Borrower or any of its subsidiaries or the date that such person's assets are acquired by the Borrower or any of its subsidiaries and (b) the income of any subsidiary of the Borrower (other than, until March 31, 2000, Peabody Western Coal Company) to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower or such subsidiary.

   "Consolidated Net Worth" shall mean, as at any date of determination and subject to adjustment as may be required by Section 6.02(o), the consolidated stockholders' equity of the Borrower and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP plus Qualified Junior Indebtedness; provided, however, that, for purposes of this definition, Hybrid Preferred Securities (and any related Qualified Junior Indebtedness) shall not be included in Consolidated Net Worth to the extent that they would exceed 10% of Consolidated Net Worth.

   "Consolidated Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries (after giving effect to the Peabody Transfer) outstanding as of such date, determined on a consolidated basis (other than (a) Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder, and (b) Qualified Junior Indebtedness), minus (to the extent the Indebtedness so secured would otherwise constitute Consolidated Total Debt) the amount of cash or cash equivalents pledged to a holder or holders thereof (or a trustee or representative of any such holder or holders) to secure Indebtedness owing to the same.

   "Consolidated Working Capital" shall mean, at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

   "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

   "Credit Event" shall have the meaning assigned to such term in Section
4.02(a).

   "Credit Facilities" shall mean the PA Facility Agreement, the EnergyCo Credit Agreement and the Eastern Facility Agreement.

   "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

   "Depositary Shares" shall mean the American Depositary Shares, evidenced by American Depositary Receipts, each such American Depositary Share representing four Shares.

   "dollars" or "$" shall mean lawful money of the United States of America.

   "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

   "Eastern" shall mean Eastern Electricity plc, which is on the date hereof a public limited company incorporated in England and Wales.

   "Eastern Facility Agreement" shall mean the multicurrency revolving loan agreement, among Eastern, the Arranger, the Agent and the Banks named therein, in the form attached to the Eastern Facility Letter.

   "Eastern Facility Letter" shall mean the letter dated the date hereof from the Initial Lenders to PA pursuant to which, among other things, the Initial Lenders agree to provide or cause to be provided to Eastern the facilities described in the Eastern Facility Agreement.

   "EnergyCo" shall mean PacifiCorp EnergyCo, an unlimited company incorporated in England and Wales, all the outstanding share capital of which on the date hereof is beneficially owned by PGH.

   "EnergyCo Credit Agreement" shall mean the credit agreement dated as of the Closing Date, among EnergyCo, PGH, the lenders from time to time party thereto, Citibank, as paying agent and issuing bank, and Citicorp USA, as collateral agent.

   "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

   "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

   "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

   "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

   "Equity Issuance" shall mean any issuance or sale by the Borrower or any Subsidiary of any shares of capital stock or other equity securities of the Borrower or any Subsidiary or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to PacifiCorp, PGH, the Borrower or any wholly owned Subsidiary, (b) any issuance of directors' qualifying shares, (c) any issuance or sale to officers and employees under employee benefit or compensation plans, and (d) any issuance or sale of an interest in a Single Purpose Entity.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

   "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

   "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, except a reportable event for which the requirement of notice to the PBGC has been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower in excess of $1,000,000.

   "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

   "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

   "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

   "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

   "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

   "Event of Default" shall have the meaning assigned to such term in Article
VII.

   "Excess Cash Flow" shall mean, for any fiscal year, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA, (ii) the Net Cash Proceeds received by the Borrower and its consolidated subsidiaries in connection with the issuance of debt or equity securities, the sale or other disposition of assets or Casualty or Condemnation Events to the extent not included in Consolidated EBITDA and to the extent used for mandatory prepayments of the principal of the Loans in accordance with Section 2.13 (other than Section 2.13(d)), (iii) extraordinary cash gains of the Borrower and its subsidiaries to the extent not included in Consolidated EBITDA, (iv) interest income of the Borrower and its subsidiaries to the extent not included in Consolidated EBITDA, (v) an amount equal to any decrease in Consolidated Working Capital during such fiscal year and (vi) an amount equal to any increase in provisions for reclamation and related liabilities, workers compensation liabilities, postretirement benefit costs, industry fund obligations and similar items during such fiscal year over (b) the sum, without duplication, of (i) taxes paid or payable (including payments in respect of taxes under the U.S. Tax Sharing Policy) in cash by the Borrower and its subsidiaries on a consolidated basis during such fiscal year, (ii) Consolidated Interest Expense paid in cash by the Borrower and its subsidiaries during such fiscal year, (iii) Capital Expenditures made in cash (excluding any Capital Expenditures made from amounts that are carried-forward from the prior year) and in accordance with Section 6.10 during such fiscal year and carry-forwards to the following year of Capital Expenditures permitted by the proviso to Section 6.10, (iv) scheduled and mandatory principal repayments of Indebtedness made by the Borrower and its subsidiaries during such fiscal year but only to the extent that such prepayments cannot by their terms be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness,
(v) optional and mandatory prepayments of the principal of Loans (other than mandatory prepayments pursuant to Section 2.13(d)) during such fiscal year, but only to the extent that such prepayments cannot by their terms be reborrowed or redrawn , (vi) an amount equal to any increase in Consolidated Working Capital during such fiscal year, (vii) dividends or other distributions made by the Borrower in cash that are permitted by Section 6.06(a)(ii), (viii) extraordinary cash expenses paid, if any, by the Borrower and its subsidiaries and not included in Consolidated EBITDA, (ix) an amount equal to any decrease in provisions for reclamation and related liabilities, workers compensation liabilities, postretirement benefit costs, industry fund obligations and similar items during such fiscal year and (x) noncash revenues used in determining Consolidated EBITDA.

   "Exchange Rate Protection Agreement" shall mean any Hedging Agreement that is designed to protect the Borrower against fluctuations in currency exchange rates and not for speculation.

   "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

   "Fees" shall mean the Commitment Fees, the L/C Participation Fees and the Issuing Bank Fees.

   "Finance" shall mean PacifiCorp Finance (UK) Limited, a limited company incorporated in England and Wales, all the outstanding share capital of which on the date hereof is beneficially owned by Services.

   "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

   "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

   "Funding Exchange Rate Protection Agreement" shall mean any Exchange Rate Protection Agreement that is designed to ensure that the applicable borrowings under this Agreement and the EnergyCo Credit Agreement will provide a sufficient amount in Sterling (together with borrowings under the PA Facility Agreement and certain other sources of funds) to pay for the Shares and for the other purposes specified in Clause 3.1(a)(i) of the PA Facility Agreement.

   "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

   "Goldman" shall mean Goldman Sachs Credit Partners L.P., a Bermuda limited partnership.

   "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

   "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

   "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit E, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

   "Guarantors" shall mean each person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

   "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

   "Hedging Agreement" shall mean any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions and any transaction that involves physical delivery of any commodity in connection with an energy or energy-related trading business (other than coal)) or any combination of the foregoing transactions.

   "Hybrid Preferred Securities" shall mean any securities, permanent debt obligations or similar instruments or arrangements (each in this definition referred to as "preferred securities") issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:
(a) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or any of its Subsidiaries in exchange for the applicable Qualified Junior Indebtedness issued by the Borrower or any of its Subsidiaries; (b) such preferred securities contain terms providing for the deferral of interest payments on such Qualified Junior Indebtedness; and (c) the Borrower or any such Subsidiary makes periodic interest payments on such Qualified Junior Indebtedness, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

   "Hybrid Preferred Securities Subsidiary" shall mean any person (a) all of the common equity interest of which is owned (either directly or indirectly) through one or more wholly owned Subsidiaries at all times, (b) that has been formed for the purpose of issuing Hybrid Preferred Securities and (c) substantially all of the assets of which consist at all times of Qualified Junior Indebtedness issued by the Borrower or any of its Subsidiaries and payments made from time to time on such Qualified Junior Indebtedness.

   "Inactive Subsidiary" shall mean any subsidiary of the Borrower that (a) has total assets not in excess of $10,000, (b) has not in the last six months conducted any business activity and (c) is not the obligor (whether primary or by virtue of any Guarantee) in respect of any Indebtedness other than Indebtedness held by the Borrower or any Guarantor.

   "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (other than surety and appeal bonds, performance bonds, reclamation bonds and other obligations of a like nature incurred in the ordinary course of business and not in respect of borrowed money), (c) all obligations of such person (other than in the nature of trade accounts payable) under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of (x) the principal amount thereof and (y) the fair market value of such property),
(f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances and
(i) all obligations of such person for Production Payments from property operated by or on behalf of such person; provided that, for purposes of the definition of "Consolidated Total Debt" as used in Section 6.11, "Indebtedness" shall also include all obligations of such person in respect of Hedging Agreements (other than any Interest Rate Protection Agreement and any Exchange Rate Protection Agreement) to the extent the Net Termination Value of such Hedging Agreements at any time exceeds $100,000,000. For purposes of this Agreement, the amount of Non-Recourse Indebtedness of the Borrower and its subsidiaries included in the calculation of Indebtedness of the Borrower and its subsidiaries at any time shall equal the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the equity of the Borrower and its subsidiaries in the asset or Single Purpose Entity, as the case may be, relating to such Non-Recourse Indebtedness. For the purposes of this Agreement, the amount of Indebtedness (other than Non-Recourse Indebtedness) of any partnership, limited liability company or similar pass-through entity (as used in this definition, a "partnership") in which the Borrower or a subsidiary is a general partner or other member or equity holder with unlimited liability (as used on this definition, a "general partner") and in which there are one or more Qualified General Partners shall only be included in the calculation of Indebtedness of the Borrower and its subsidiaries at any time (a) to the extent of the Borrower's or such subsidiary's pro rata share of the interest of the general partners in the partnership at such time, or (b) if the applicable governing or other relevant agreement specifies that the Borrower or any of its subsidiaries is liable to the partnership or its creditors for a specific percentage of such partnership's liabilities, to the extent of such specified percentage. For purposes hereof, "Qualified General Partner" shall mean a general partner of a partnership that (a) is a person that was not created solely for the purpose of investing in such partnership, and (b) at the time of the investment in such partnership, the Borrower reasonably believes that (i) such person has a credit quality (or credit support) approximately equal to that of the Borrower or the applicable Subsidiary, and (ii) such person will be able to perform its share of the obligations under such Indebtedness when due.

   "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower, the Guarantors and the Collateral Agent.

   "Initial Lenders" shall mean Citibank, Goldman and Morgan.

   "Intercreditor Agreement" shall mean the Intercreditor Agreement dated 3 February, 1998, among the Borrower, PA, the Paying Agent on behalf of itself and the Lenders and the PA Agent on behalf of itself and the PA Lenders, substantially in the form of Exhibit G.

   "Interest Expense Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date to (b) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ended on such date, with the pro forma results as set forth on the Pro Forma Financial Statements, or the pro forma financial statements provided by the Borrower pursuant to
Section 5.04(c), used to determine Consolidated Cash Interest Expense for the periods prior to the date of the initial Acquisition Borrowing.

   "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

   "Interest Period" shall mean (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (and, in the case of a Borrowing made or outstanding prior to the Syndication Date, such shorter period as may be agreed by the Borrower and the Paying Agent in order to facilitate the syndication of the Loans), as the Borrower may elect and (b) with respect to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

   "Interest Rate Protection Agreement" shall mean any Hedging Agreement that is designed to protect the Borrower against fluctuations in interest rates and not for speculation.

   "Investment Grade Ratings" shall mean that the credit rating of the Borrower's senior unsecured, non-credit-enhanced long-term debt (the "Senior Unsecured Debt") is (a) BBB- or higher, as determined by S&P, and (b) Baa3 or higher, as determined by Moody's. The Borrower shall be deemed to have obtained Investment Grade Ratings if it shall deliver to the Paying Agent letters from S&P and Moody's to the effect that the Senior Unsecured Debt would be so rated assuming that the Secured Parties had released their liens in the Collateral.

   "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(b).

   "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

   "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

   "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

   "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(b).

   "Lee Ranch" shall mean Lee Ranch Coal Company, all the outstanding ownership interests of which are on the date hereof owned, directly or indirectly, by Gold Fields Mining Corporation.

   "Lenders" shall mean (a) the Initial Lenders (other than any such Initial Lender that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

   "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23.

   "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date; provided, however, that, prior to the Separation Date, the amount of Consolidated Total Debt for purposes of this definition shall be deemed reduced by the $336,000,000 installment of the Tranche A Term Loans payable on September 15, 1999, but only to the extent (i) not previously paid and (ii) of the amount of unpledged cash and cash equivalents on the balance sheet of Peabody Holding and its subsidiaries at any time of determination.

   "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Paying Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Paying Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

   "Lien" shall mean, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) any other preferential arrangement that has substantially the same practical effect as a security interest.

   "Loan Documents" shall mean this Agreement, the Guarantee Agreement, the Security Documents, the Intercreditor Agreement and the Indemnity, Subrogation and Contribution Agreement.

   "Loan Parties" shall mean the Borrower and the Guarantors.

   "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline
Loans.

   "Margin Stock" shall have the meaning assigned to such term in Regulation U.

   "Matching Amount" shall have the meaning assigned to such term in the PA Facility Agreement.

   "Material Adverse Effect" shall mean (a) a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise), of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower to consummate the Transactions or of either Loan Party to perform its obligations under the Loan Documents to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under the Loan Documents.

   "Material Hedging Obligations" shall mean payment obligations in respect of one or more Hedging Agreements with a single counterparty (or its Affiliates) that have Negative Termination Values exceeding $50,000,000 in aggregate amount.

   "Moody's" shall mean Moody's Investors Service, Inc.

   "Morgan" shall mean Morgan Guaranty Trust Company of New York, a New York banking corporation.

   "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

   "Negative Termination Value" shall mean, with respect to any Hedging Agreement, the amount (if any) that would be required to be paid by the Borrower or any Subsidiary if such Hedging Agreement were terminated by reason of a default by it or other termination event relating to the Borrower or any Subsidiary. The Negative Termination Value of any Hedging Agreement at any date shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement was then outstanding or (b) as of the date such Hedging Agreement is entered into if it is entered into after the end of such fiscal quarter; provided, however, that if an agreement between the Borrower or such Subsidiary and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other Hedging Agreements (if any then exist) between the Borrower or such Subsidiary and such counterparty would also terminate and the amount (if any) payable by the Borrower or such Subsidiary would be a net amount reflecting the termination of all Hedging Agreements so terminated, then the Negative Termination Value of all the Hedging Agreements subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by the Borrower or any Subsidiary determined as of the later of (a) the end of the most recently ended fiscal quarter and (b) the date on which the most recent Hedging Agreement subject to such netting was entered into.

   "Net Adjustment Amount" shall mean, for any period, the Adjustment Amount less the aggregate Adjustment Amounts applied to reduce Consolidated EBITDA in prior periods.

   "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof received by the Borrower or the Subsidiaries (including cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) (x) secured by a Lien permitted pursuant to Section 6.02 on such assets and required to be repaid under the terms thereof as a result of such Asset Sale or (y) of a Single Purpose Entity owning such assets), (ii) taxes paid or payable as a result thereof, (iii) amounts provided as a reserve against any liabilities under any indemnification obligations associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iv) amounts required to be paid under applicable law, the constitutive documents of any Subsidiary or any agreement entered into prior to such Asset Sale to holders of a minority interest in the Subsidiary that receives such cash proceeds or any direct or indirect parent thereof; provided, however, that (x) in the event the Asset Sale is a result of a Casualty Event or Condemnation Event, the cash proceeds thereof for purposes of this definition shall not include proceeds thereof to the extent they are used (or committed to be used) to replace or repair the damaged or condemned property, as applicable, within 180 days of receipt of such proceeds, in each case so long as no Default or Event of Default shall have occurred and be continuing, and (y) with respect to any Asset Sale of energy-related assets, if the Borrower shall deliver a certificate of a Financial Officer to the Paying Agent at the time of any Asset Sale setting forth the Borrower's intent to reinvest (or commit to reinvest) the proceeds of such Asset Sale in other energy-related assets within 180 days of receipt of such proceeds and no Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds, except to the extent not so used or committed within such 180-day period (or if committed within such 180 days, not used within 300 days of the receipt thereof), at which time such proceeds shall be deemed Net Cash Proceeds, and (b) with respect to any Equity Issuance, any issuance or other disposition of Indebtedness for borrowed money or any Permitted Receivables Financing, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

   "Net Termination Value" shall mean (a) with respect to all Hedging Agreements (other than any Interest Rate Protection Agreement and any Exchange Rate Protection Agreement), the difference between (i) the aggregate amounts (if any) that would be required to be paid by the Borrower or any subsidiary if such Hedging Agreements were terminated by reason of a default relating to the Borrower or any subsidiary, and (ii) the aggregate amounts (if any) that the Borrower or any subsidiary would be entitled to receive if such Hedging Agreements were terminated by reason of a default relating to the Borrower or any subsidiary and (b) the NUG Contract Termination Value. The Net Termination Value shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement (or NUG Contract) was then outstanding or (b) as of the date such Hedging Agreement (or NUG Contract) is entered into if it is entered into after the end of such fiscal quarter.

   "Non-Recourse Indebtedness" of any person shall mean at any time Indebtedness secured by a Lien in or upon one or more assets of such person where the rights and remedies of the holder of such Indebtedness in respect of such Indebtedness do not extend to any other assets of such person. Notwithstanding the foregoing, Indebtedness of any person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness of provisions to the effect that such person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) indemnification by such person in favor of holders of such Indebtedness and their affiliates in respect of liabilities to third parties, including environmental liabilities, (c) breaches of customary representations and warranties given to the holders of such Indebtedness and (d) such other similar obligations as are customarily excluded from the provisions that otherwise limit the recourse of commercial lenders making so-called "non-recourse" loans to institutional borrowers. Indebtedness of a Single Purpose Entity shall constitute Non-Recourse Indebtedness of such Single Purpose Entity.

   "NUG Contract" shall mean a contract of the Borrower or any Subsidiary to supply power or energy to a Single Purpose Entity in connection with a NUG Transaction, or otherwise to support the performance of a Single Purpose Entity in a NUG Transaction.

   "NUG Contract Termination Value" shall mean, with respect to all NUG Contracts, (a) the net amount, if any, that would be required to be paid by the Borrower or any Subsidiary (other than a Single Purpose Entity) if such NUG Contracts (to the extent not covered by Qualified NUG Hedging Agreements) were terminated by reason of a default relating to the Borrower or any Subsidiary in excess of (b) the net amount, if any, that the Borrower or any Subsidiary would be entitled to receive if such NUG Contracts (to the extent not covered by Qualified NUG Hedging Agreements) were terminated by reason of a default relating to the Borrower or any Subsidiary; provided, however, that for purposes of determining coverage by a Qualified NUG Hedging Agreement, if the counterparty does not have Investment Grade Ratings (or provide a guarantee from an entity with Investment Grade Ratings), the Qualified NUG Hedging Agreement shall be deemed to provide one-half of the coverage it nominally provides.

   "NUG Transaction" shall mean a transaction entered into by a Single Purpose Entity, the principal purpose of which is to restructure the contracts relating to, or financing of, an existing independent power project, excluding any such transactions that were consummated prior to December 31, 1997.

   "Obligation Currency" shall have the meaning assigned to such term in
Section 9.16.

   "Obligations" shall have the meaning assigned to such term in the Guarantee Agreement and the Security Documents.

   "Offer" shall mean the offer by Goldman Sachs International on behalf of PA to acquire all the outstanding Shares (including the Shares represented by Depositary Shares), substantially on the terms and conditions referred to in the Press Release, as amended, supplemented or otherwise modified.

   "Offer Account" shall mean the account in the name of PA opened with the PA Agent on or before the Unconditional Date for the purposes of effecting the acquisition of the Shares.

   "Offer Conditions Precedent" shall mean the conditions precedent set forth on Schedule 1.01(a).

   "Offer Document" shall mean the document to be delivered to the shareholders of TEG containing the formal Offer.

   "Offer Termination Date" shall mean the earliest date (as notified by the Borrower to the Paying Agent in writing) on which all of the following have occurred: (a) all payments in respect of acceptances of the cash alternative in the Offer have been made in full; (b) no further such acceptances are possible; and (c) all procedures pursuant to Section 428 et seq. of the U.K. Companies Act 1985 that are capable of being implemented have been completed and all payments pursuant thereto to shareholders in TEG have been made in full.

   "PA" shall mean PacifiCorp Acquisitions, an unlimited company incorporated in England and Wales, all the outstanding share capital of which on the date hereof is beneficially owned by Finance.

   "PA Agent" shall mean Citibank International plc, in its capacity as facility agent for the PA Lenders under the PA Facility Agreement, and any successor or assign in such capacity.

   "PA Facility Agreement" shall mean the facility agreement dated 3 February, 1998, among PA, Services, Finance, the PA Lenders, the PA Agent and the Arrangers, the Security Agent and the L/C Bank named therein.

   "PA Lenders" shall mean the financial institutions that are parties from time to time to the PA Facility Agreement as lenders thereunder.

   "PA Note" shall mean the note in the form of Exhibit H, which shall be issued by PA to the Borrower to evidence the Powercoal/PA Loans.

   "PA Note Payment Default" shall mean the failure by PA to pay any amount that it is obligated to pay under the PA Note to the Borrower at the time such amount is due in accordance with the terms of the PA Note.

   "PacifiCorp" shall mean PacifiCorp, a corporation organized under the laws of Oregon.

   "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

   "Peabody Group" shall mean Peabody Holding and the Peabody Subsidiaries.

   "Peabody Holding" shall mean Peabody Holding Company Inc., a corporation organized under the laws of New York, all the outstanding capital stock of which on the date hereof is directly owned by Peabody Investments.

   "Peabody Indebtedness" shall mean the Indebtedness of the Peabody Group set forth on Schedule 1.01(b).

   "Peabody Investments" shall mean Peabody Investments, Inc., a corporation organized under the laws of Delaware, all the outstanding capital stock of which on the date hereof is indirectly owned by TEG.

   "Peabody Refinanced Indebtedness" shall mean the Peabody Indebtedness designated as "Peabody Refinanced Indebtedness" on Schedule 1.01(b).

   "Peabody Subsidiaries" shall mean the persons set forth on Schedule 1.01(c).

   "Peabody Transfer" shall mean the direct or indirect transfer by PA or any of its subsidiaries to the Borrower of all the issued and outstanding capital stock of Peabody Holding.

   "Permitted Capital Expenditures" shall mean Capital Expenditures not in excess of:

      (a) for the fiscal year ending December 31, 1999, $175,000,000; and

      (b) for each fiscal year thereafter, the greater of (i) $150,000,000 and (ii) the amount equal to 50% of Consolidated EBITDA for the fiscal year immediately preceding such fiscal year.

   "Permitted Dividend Amount" shall mean (a) with respect to the period commencing on the Closing Date and ending on December 31, 1998, $18,750,000, and (b) with respect to any fiscal year ending after December 31, 1998, the greater of (i) $25,000,000 and (ii) the Permitted Percentage of cumulative Consolidated Net Income (x) measured from the Closing Date through and including the last day of the fiscal quarter for which financial statements have been delivered to the Paying Agent immediately prior to the date of the applicable dividend and (y) less cumulative dividend payments made during such period. The "Permitted Percentage" shall be (a) 100%, if the senior unsecured, non-credit-enhanced long-term credit ratings of the Borrower by S&P and Moody's are BBB+ or higher and Baa1 or higher, respectively, (b) 50%, if such credit ratings are BBB- or higher and Baa3 or higher, respectively, and (c) 40% of the lesser of (i) cumulative Consolidated Net Income and (ii) cumulative Excess Cash Flow, if such credit ratings are BB+ or lower or Ba1 or lower, respectively.

   "Permitted Investments" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America
   (or by any agency thereof to the extent such obligations are    backed by
   the full faith and credit of the United States of

   America), in each case maturing within one year from the date of acquisition thereof;

        (b) investments in commercial paper (or money market funds substantially all the assets of which are invested in such commercial paper) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

      (d) obligations issued by any state or political subdivision thereof, having a rating of A or better by S&P or a similar rating by any other nationally recognized rating agency with maturities of not more than one year;

      (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended (the "1940 Act"); provided, however, that neither the Borrower nor any of its subsidiaries shall invest in any money market fund that invests in "Second Tier Securities" and "Second Tier Conduit Securities" within the meaning of Rule 2a-7(a)(20) of the 1940 Act; provided further, that investments of the Borrower and its subsidiaries in any particular money market fund shall not exceed 5% of the net assets of such fund; and

      (f) repurchase agreements for securities of the types described above; provided that such repurchase agreements are collateralized by securities of the type referred to above.

   "Permitted Junior Indebtedness" shall mean subordinated Indebtedness of the Borrower that has (a) no principal payments due on a date that is earlier than 12 months after the Tranche B Maturity Date, (b) subordination and intercreditor provisions that are reasonably satisfactory to the Initial Lenders and (c) a fixed interest rate, which rate shall be, in the good faith judgment of a Financial Officer of the Borrower, consistent with the market at the time of issuance for similar subordinated Indebtedness.

   "Permitted Receivables Financing" shall mean the sale, nonrecourse borrowing against or similar financing (a "Sale") of receivables (and related assets) originated by the Borrower or any Subsidiary; provided that (a) Sales of receivables are made at fair market value for the Sales of receivables in comparable receivables financings, (b) the interest rate applicable to such receivables financing shall be a market interest rate (as determined in good faith by a Financial Officer of the Borrower) as of the time such financing is entered into, (c) such financing is non-recourse to the Borrower and the Subsidiaries (other than a Receivables Subsidiary), except to a limited extent customary for such financings, and (d) the covenants, events of default and other provisions thereof, collectively, shall be market terms (as determined in good faith by a Financial Officer of the Borrower).

   "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

   "PGH" shall mean PacifiCorp Group Holdings Company, a corporation organized under the laws of Delaware, all the capital stock of which is directly owned by PacifiCorp.

   "PGH Equity Contribution" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

   "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit I, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

   "Powercoal/PA Loans" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Powercoal Refinancing Indebtedness" shall have the meaning assigned to such term in Section 6.01(k).

   "PPM" shall mean PacifiCorp Power Marketing, Inc., a corporation organized under the laws of Oregon.

   "PPM Contribution" shall mean the direct or indirect contribution of all the capital stock of PPM by PGH to the Borrower.

   "Preferred Stock" shall mean, with respect to the capital stock of any person, capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of capital stock of any other class of such person.

   "Prepaid Forward Sales Agreements" shall mean physical delivery contracts for which the Borrower or any Subsidiary has received or has the right to receive a cash payment in advance of physical delivery of the applicable commodity and that would be reflected as a liability or a contingent liability in the financial statements or notes thereto of such person in accordance with GAAP.

   "Prepayment Account" shall have the meaning assigned to such term in
Section 2.13(k).

   "Press Release" shall mean the agreed form of press release issued on the Closing Date by which the Offer is announced.

   "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

   "Production Payments", with respect to any person, shall mean all production payment obligations and other similar obligations with respect to natural resources of such person that are recorded as a liability or deferred revenue on the financial statements of such person in accordance with GAAP.

   "Pro Forma Financial Statements" shall have the meaning assigned to such term in Section 3.04(b).

   "Pro Rata Percentage" shall mean, with respect to any Revolving Credit Lender, the percentage of the Total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

   "Properties" shall have the meaning assigned to such term in Section 3.15.

   "Qualified Junior Indebtedness" shall mean (a) without duplication, any Hybrid Preferred Securities (and any guarantee by the Borrower or any of the Subsidiaries of any Hybrid Preferred Securities) and any unsecured subordinated debt issued by the Borrower or any of its Subsidiaries to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities; provided that the terms of such subordinated debt (i) require no principal payments due on a date that is earlier than 12 months after the Tranche B Maturity Date; (ii) contain provisions permitting the borrower thereof to defer the payment of interest in certain circumstances; (iii) provide for a fixed interest rate which, in the good faith judgment of a Financial Officer of the Borrower, is consistent with the market at the time of issuance for similar loans; and (iv) contain subordination provisions that are reasonably satisfactory to the Initial Lenders; and (b) loans made to the Borrower by an Affiliate of the Borrower (other than a Subsidiary); provided that (i) such loans do not require any payment in cash (whether of principal, interest or otherwise) on a date that is earlier than 12 months after the Tranche B Maturity Date and (ii) such loans are subordinated to the prior payment in full of the Obligations pursuant to subordination provisions reasonably acceptable to the Initial Lenders.

   "Qualified NUG Hedging Agreement" shall mean a contract entered into by a Subsidiary to obtain power or energy, to assure such Subsidiary's ability to perform a NUG Contract which contract is with (a) a counterparty with an Investment Grade Rating (or guaranteed by an entity with an Investment Grade Rating), or (b) an entity which (i) owns facilities adequate to generate and supply the power or energy, (ii) has a minimum consolidated net worth of at least $200,000,000 and a maximum debt to capitalization of 70% and (iii) either (x) has a credit rating of BB or Ba2 or higher and posts partial security for its counterparty obligations under such Qualified NUG Hedging Agreement or (y) posts 100% security for its counterparty obligations under such Qualified NUG Hedging Agreement.

   "Receivables Subsidiary" shall mean a bankruptcy-remote, special-purpose wholly owned Subsidiary formed solely for purposes of engaging in any Permitted Receivables Financing.

   "Refinancing Indebtedness" shall have the meaning assigned to such term in
Section 6.01(j).

   "Register" shall have the meaning given to such term in Section 9.04(d).

   "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

   "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), or (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

   "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time; provided, however, with respect to any waivers of the conditions set forth in Section 4.02(a)(iv), the term "Required Lenders" shall also include each Initial Lender.

   "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

   "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

   "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to participate in Letters of Credit and Swingline Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

   "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

   "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

   "Revolving Credit Maturity Date" shall mean February 3, 2004.

   "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or a Base Rate Revolving Loan.

   "Secured Parties" shall have the meaning assigned to such term in the Pledge Agreement.

   "Security Documents" shall mean the Pledge Agreement and the Collateral Assignment and each of the documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

   "Separation Date" shall mean the first date upon which each Peabody Subsidiary is a wholly owned Subsidiary of the Borrower.

   "Services" shall mean PacifiCorp Services Limited, a limited company incorporated in England and Wales, all the outstanding share capital of which on the date hereof is directly owned by EnergyCo.

   "Shares" shall mean the ordinary shares of TEG (par value 10 pence per share).

   "Significant Subsidiary" shall mean, on any date, any Subsidiary (other than a Single Purpose Entity) that (a) has total assets, determined on a consolidated basis with its subsidiaries, as of the end of the fiscal quarter preceding such date equal to or greater than 2.5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of such fiscal quarter or (b) has income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles ("Adjusted Income"), determined on a consolidated basis with its subsidiaries, for the four fiscal quarter period preceding such date equal to or greater than 2.5% of the Adjusted Income of the Borrower and its Subsidiaries on a consolidated basis for such period, in all cases as determined in accordance with GAAP.

   "Single Purpose Entity" shall mean a person, other than an individual, that (a) is organized solely for the purpose of holding, directly or indirectly, an ownership interest in one entity or property or in a group of related properties (real or personal, tangible or intangible) used for a single project, that is acquired, purchased or constructed, or in the case of previously undeveloped, non-income generating property of the Borrower or a Subsidiary, developed by the Borrower or its

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                                                                          28

Subsidiaries, (b) does not engage in any business unrelated to such entity or property or the financing thereof and (c) does not have any assets or Indebtedness other than those related to its interest in such entity or property or the financing thereof and shall include any Receivables Subsidiary and Hybrid Preferred Securities Subsidiary.

   "S&P" shall mean Standard & Poor's Ratings Services.

   "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

   "Sterling" or "pence" shall mean the lawful currency for the time being of the United Kingdom. "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

   "Subsidiary" shall mean any subsidiary of the Borrower, other than any Inactive Subsidiary.

   "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

   "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

   "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

   "Syndication Date" shall mean the earlier of (a) the date specified by the Paying Agent as the date on which primary syndication of the Commitments and the outstanding Loans is completed and (b) the date that is six months after the Unconditional Date.

   "TEG" shall mean The Energy Group PLC, which is on the date hereof a public limited company incorporated in England and Wales.

   "Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

   "Term Loan Availability Period" shall mean the period from and including the Closing Date to and including the Termination Date.

   "Term Loan Commitments" shall mean the Tranche A Commitments and the Tranche B Commitments.

   "Term Loan Repayment Dates" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates.

   "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term
Loans.

   "Termination Date" shall mean the earliest of (a) the date that is 200 days after the Announcement Date, (b) the later of (i) the date that is three months after the Unconditional Date and (ii) the date that is 49 days after the first date on which PA acquires 90% of the outstanding Shares to which the Offer relates and (c) the date that is 200 days after the date hereof.

   "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Paying Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

   "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment as of the Closing Date is $800,000,000.

   "TPC" shall mean TPC Corporation, a corporation organized under the laws of Delaware.

   "TPC Contribution" shall mean the direct or indirect contribution of all the capital stock of TPC by PGH to the Borrower.

   "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04

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                                                                          30

   "Tranche A Maturity Date" shall mean February 3, 2004.

   "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

   "Tranche A Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

   "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Tranche A Term Loan shall be either a Eurodollar Term Loan or a Base Rate Term Loan.

   "Tranche B Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04

   "Tranche B Maturity Date" shall mean June 30, 2005.

   "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

   "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

   "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Tranche B Term Loan shall be either a Eurodollar Term Loan or a Base Rate Term Loan.

   "Transaction Documents" shall mean (a) the Offer Document, (b) the Loan Documents, (c) the PA Facility Agreement, (d) the EnergyCo Credit Agreement and (e) the Eastern Facility Agreement and, in each case, the agreements, documents and instruments to be executed and delivered in connection therewith.

   "Transactions" shall mean the Offer, the transactions contemplated in connection therewith and the transactions contemplated by the Transaction Documents, including the TPC Contribution, the PPM Contribution, the Peabody Transfer and the Citizens Transfer.

   "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Base Rate.

   "U.S. Tax Sharing Policy" shall mean the Income Tax Allocation Policy of PacifiCorp and its subsidiaries attached as Exhibit J hereto, as in effect from time to time.

   "Unconditional Date" shall have the meaning assigned to such term in the PA Facility Agreement.

   "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power (other than directors' qualifying shares) or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

   "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

   SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to (i) the Offer Document or any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, and (ii) any Credit Facility shall mean such Credit Facility as in effect on the date hereof (or, in the case of the Eastern Facility Agreement, in the form attached to the Eastern Facility Letter) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article VI or any related definition (including as such definitions relate to the definition of "Excess Cash Flow") to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything to the contrary, for all purposes in this Agreement, with respect to the period from the Unconditional Date to the Separation Date, each reference to subsidiaries of the Borrower shall include the Peabody Group as if the members of the Peabody Group were in fact subsidiaries of the Borrower and the PA Note had been satisfied.

                                  ARTICLE II
                                  THE CREDITS

   SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Tranche A Term Loans to the Borrower at any time and from time to time on or after the Closing Date and until the earlier of the expiration of the Term Loan Availability Period and the termination of the Tranche A Commitment of such Lender in accordance with the terms hereof, in a principal amount not to exceed its Tranche A Commitment,
(b) to make Tranche B Term Loans
to the Borrower at any time and from time to time on or after the Closing Date and until the earlier of the expiration of the Term Loan Availability Period and the termination of the Tranche B Commitment of such Lender in accordance with the terms hereof, in a principal amount not to exceed its Tranche B Commitment, and (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans exceeding $300,000,000. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

   SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Tranche A Commitments, Tranche B Commitments or Revolving Credit Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and except as provided in the immediately succeeding sentence, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (except in the case of Acquisition Borrowings) and not less than $10,000,000 or (ii) equal to the remaining available balance of the applicable Commitments. Subject to the other terms and conditions provided for herein, the aggregate principal amount of the Loans comprising each Acquisition Borrowing shall be an amount sufficient, when added to the amount of the PGH Equity Contribution as yet unused for such purpose, to enable the Borrower to fund to PA under the PA Note the relevant Matching Amount (it being understood and agreed that substantially the entire PGH Equity Contribution shall be used for such purpose prior to or simultaneously with the making of any Loan for such purpose or the payment of fees and expenses related to the Offer).

   (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan or (ii) increase the costs of the Borrower that would otherwise be payable under Section 2.14 or
2.20 with respect thereto, in each case in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 15 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

   (c) Except with respect to Loans made or deemed made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Paying Agent may designate not later than 11:00 a.m., New York City time, and the Paying Agent shall by 12:00 (noon), New York City time, credit the amounts so received (i) with respect to any Acquisition Borrowing, to the Offer Account, and (ii) with respect to any other Borrowing, to an account in the name of the Borrower, maintained with the Paying Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

   (d) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Paying Agent such Lender's portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with paragraph (c) above and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Paying Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Paying Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Paying Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

   (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Interest Period with respect to a Revolving Credit Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing that would end after the Revolving Credit Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, respectively. In addition, until the Syndication Date, the Borrower shall not be entitled to request any Interest Period in respect of any Eurodollar Borrowing in excess of one month.

   (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Paying Agent of the L/C Disbursement and the Paying Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Paying Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that, to the extent such amount would not cause the aggregate principal amount of outstanding Revolving Loans and Swingline Loans to exceed $300,000,000, such amount shall be deemed to constitute a Base Rate Revolving Loan of such Lender and shall be deemed to have reduced the L/C Exposure), and the Paying Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Paying Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the

Paying Agent thereafter will be promptly remitted by the Paying Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Paying Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Paying Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate.

   SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Paying Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, whether such Borrowing is to be a Eurodollar Borrowing or a Base Rate Borrowing and whether such Borrowing is to be an Acquisition Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section
2.02. Any request for a Term Borrowing by the Borrower shall be allocated between the Tranche A Commitments and the Tranche B Commitments pro rata in accordance with the aggregate unused amounts of such Commitments. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Paying Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

   SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Paying Agent for the account of each Lender the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, the principal amount of each Term Loan of such Lender as provided in Section 2.11 and the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

   (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

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                                                                          35

   (c) The Paying Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder from the Borrower or the Guarantor and each Lender's share thereof.

   (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Paying Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

   (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

   SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Paying Agent, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment
Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

   (b) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Paying Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and
(ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

    (c) All Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances, absent manifest error.

    SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each Base Rate Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate plus the Applicable Percentage in effect from time to time.

    (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

    (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.

    SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Base Rate plus 2.00%.

    SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Paying Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender or Lenders holding a majority of the Eurodollar Loans comprising such Eurodollar Borrowing of making or maintaining such Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Paying Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Paying Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for a Base Rate Borrowing. Each determination by the Paying Agent hereunder shall be conclusive absent manifest error.

    SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Termination Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, (i) the Revolving Credit Commitment, the Swingline Commitment and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on the Termination Date if the initial Borrowing hereunder shall not have occurred by such time and (ii) the Commitments shall automatically terminate if the Offer lapses or is withdrawn.

    (b) Upon at least three Business Days' prior (or, with respect to the period commencing on the Closing Date and ending on the date of the initial Acquisition Borrowing hereunder, same day) irrevocable written or telecopy notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

    (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Paying Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

    SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Paying Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into a Base Rate Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

        (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

        (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

       (iii) each conversion shall be effected by each Lender and the Paying Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

        (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

        (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

        (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing;

       (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Base Rate Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

      (viii) upon notice to the Borrower from the Paying Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

    Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Paying Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this
Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

    SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Paying Agent, for the account of the Lenders, on the dates set forth below under Category 1 if the initial Tranche A Term Borrowing hereunder occurs on or after June 30, 1998, or under Category 2 if the initial Tranche A Term Borrowing hereunder occurs prior to June 30, 1998, or if any such applicable date is not a Business Day, on the next succeeding Business Day (each such applicable date being a "Tranche A Term
Loan Repayment Date"), a principal amount of the Tranche A Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(i)) equal to the amount set forth below for such applicable date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the applicable date of such payment:

                CATEGORY 1
-------------------------------------------
             DATE                  AMOUNT
-------------------------------  ----------
December 31, 1998..............  $13,700,000

March 31, 1999.................  13,700,000
June 30, 1999..................  13,700,000
September 15, 1999.............  336,000,000
September 30, 1999.............  13,700,000
December 31, 1999..............  13,700,000

March 31, 2000.................  13,700,000
June 30, 2000..................  13,700,000
September 30, 2000.............  13,700,000
December 31, 2000..............  13,700,000

March 31, 2001.................  13,700,000
June 30, 2001..................  13,700,000
September 30, 2001.............  13,700,000
December 31, 2001..............  13,700,000

March 31, 2002.................  13,700,000
June 30, 2002..................  13,700,000
September 30, 2002.............  13,700,000
December 31, 2002..............  13,700,000

March 31, 2003.................  13,700,000
June 30, 2003..................  13,700,000
September 30, 2003.............  13,700,000
December 31, 2003..............  13,700,000
Tranche A Maturity.............  12,300,000
Date
                CATEGORY 2
-------------------------------------------
             DATE                  AMOUNT
-------------------------------  ----------
September 30, 1998.............  $13,100,000
December 31, 1998..............  13,100,000

March 31, 1999.................  13,100,000
June 30, 1999..................  13,100,000
September 15, 1999.............  336,000,000
September 30, 1999.............  13,100,000
December 31, 1999..............  13,100,000

March 31, 2000.................  13,100,000
June 30, 2000..................  13,100,000
September 30, 2000.............  13,100,000
December 31, 2000..............  13,100,000

March 31, 2001.................  13,100,000
June 30, 2001..................  13,100,000
September 30, 2001.............  13,100,000
December 31, 2001..............  13,100,000

March 31, 2002.................  13,100,000
June 30, 2002..................  13,100,000
September 30, 2002.............  13,100,000
December 31, 2002..............  13,100,000

March 31, 2003.................  13,100,000
June 30, 2003..................  13,100,000
September 30, 2003.............  13,100,000
December 31, 2003..............  13,100,000
Tranche A Maturity.............  11,800,000
Date


    (ii) The Borrower shall pay to the Paying Agent, for the account of the Lenders, on the dates set forth below under Category 1 if the initial Tranche B Term Borrowing hereunder occurs on or after June 30, 1998, or under Category 2 if the initial Tranche B Term Borrowing hereunder occurs prior to June 30, 1998, or if any such applicable date is not a Business Day, on the next succeeding Business Day (each such applicable date being a "Tranche B Term Loan Repayment Date"), a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(i)) equal to the amount set forth below for such applicable date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                CATEGORY 1
-------------------------------------------
             DATE                  AMOUNT
-------------------------------  ----------
December 31, 1998..............  $1,625,000

March 31, 1999.................   1,625,000
June 30, 1999..................   1,625,000
September 30, 1999.............   1,625,000
December 31, 1999..............   1,625,000

March 31, 2000.................   1,625,000
June 30, 2000..................   1,625,000
September 30, 2000.............   1,625,000
December 31, 2000..............   1,625,000

March 31, 2001.................   1,625,000
June 30, 2001..................   1,625,000
September 30, 2001.............   1,625,000
December 31, 2001..............   1,625,000

March 31, 2002.................   1,625,000
June 30, 2002..................   1,625,000
September 30, 2002.............   1,625,000
December 31, 2002..............   1,625,000

March 31, 2003.................   1,625,000
June 30, 2003..................   1,625,000
September 30, 2003.............   1,625,000
December 31, 2003..............   1,625,000

March 31, 2004.................  26,625,000
June 30, 2004..................  26,625,000
September 30, 2004.............  26,625,000
December 31, 2004..............  26,625,000

March 31, 2005.................  254,687,500
Tranche B Maturity.............  254,687,500
Date
                CATEGORY 2
-------------------------------------------
             DATE                  AMOUNT
-------------------------------  ----------
September 30, 1998.............  $1,625,000
December 31 , 1998.............   1,625,000

March 31, 1999.................   1,625,000
June 30, 1999..................   1,625,000
September 30, 1999.............   1,625,000
December 31, 1999..............   1,625,000

March 31, 2000.................   1,625,000
June 30, 2000..................   1,625,000
September 30, 2000.............   1,625,000
December 31, 2000..............   1,625,000

March 31, 2001.................   1,625,000
June 30, 2001..................   1,625,000
September 30, 2001.............   1,625,000
December 31, 2001..............   1,625,000

March 31, 2002.................   1,625,000
June 30, 2002..................   1,625,000
September 30, 2002.............   1,625,000
December 31, 2002..............   1,625,000

March 31, 2003.................   1,625,000
June 30, 2003..................   1,625,000
September 30, 2003.............   1,625,000
December 31, 2003..............   1,625,000

March 31, 2004.................  26,625,000
June 30, 2004..................  26,625,000
September 30, 2004.............  26,625,000
December 31, 2004..............  26,625,000

March 31, 2005.................  253,875,000
Tranche B Maturity.............  253,875,000
Date

    (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Term Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

    (c) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

    (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

    SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Paying Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

    (b) Optional prepayments of Term Loans shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans and applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively; provided, however, that the Borrower shall have the right under this Section and under Section 2.13 to prepay up to $336,000,000 in principal amount of the installment of Tranche A Term Loans due on September 15, 1999, without allocating any portion of such prepayment to the Tranche B Term Loans or any other installment of Tranche A Term Loans.

    (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Paying Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

    (b) Subject to paragraph (h) below, not later than the fourth Business Day following the receipt of Net Cash Proceeds from any Asset Sale (except to the extent the Borrower has notified the

Paying Agent of its intention to reinvest the proceeds thereof in accordance with the definition of the term "Net Cash Proceeds" and such proceeds are in fact so reinvested or committed to be reinvested within the 180-day or 300-day period referred to in such definition), the Borrower shall apply 100% of such Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(i).

    (c) Subject to paragraph (h) below, in the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fourth Business Day next following) the receipt of Net Cash Proceeds from any such Equity Issuance, apply 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(i).

    (d) Subject to paragraph (h) below, no later than (i) in the case of the fiscal year ending December 31, 1998, the later of (x) 15 days after the Separation Date and (y) April 30, 1999, and (ii) in the case of each fiscal year thereafter, 120 days after the end of such fiscal year, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(i) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended.

    (e) Subject to paragraph (h) below, in the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted by Section 6.01 (other than subparagraph (i) thereof)), the Borrower shall, substantially simultaneously with (and in any event not later than the fourth Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(i).

    (f) Subject to paragraph (h) below, not later than the fourth Business Day following the completion of a Permitted Receivables Financing, the Borrower or the applicable Subsidiary shall apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(i).

    (g) Subject to paragraph (h) below, not later than the fourth Business Day following the receipt of any net cash proceeds attributable to any Prepaid Forward Sales Agreement, the Borrower or the applicable Subsidiary shall apply 100% of such net cash proceeds to prepay outstanding Term Loans in accordance with Section 2.13(i).

    (h) The provisions of paragraphs (b), (c), (d), (e), (f) and (g) of this
Section 2.13 shall cease to be effective upon the Borrower's satisfaction of the Collateral Sharing Requirements or, with respect to paragraph (d) only of this
Section 2.13, upon the Borrower's obtaining Investment Grade Ratings.

    (i) Mandatory prepayments of outstanding Term Loans under this Agreement (other than under Section 2.13(j)) shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans, and applied pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and
(ii), respectively; provided, however, that the Borrower shall have the right under this Section and under Section 2.12 to prepay up to $336,000,000 in principal amount of the installment of Tranche A Term Loans due on September 15, 1999, without allocating any portion of such prepayment to the Tranche B Term Loans or any other installment of Tranche A Term Loans.

    (j) Not later than five Business Days after the Separation Date, the Borrower shall apply to the installment of principal of the Tranche A Term Loans due on September 15, 1999, an amount equal to the excess of (i) $336,000,000 over (ii) the amount, if any, of prepayments of the Tranche A Term Loans made prior to such date under Section 2.12 or 2.13 and applied only to the installment of principal of the Tranche A Term Loans due on September 15, 1999.

    (k) The Borrower shall deliver to the Paying Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least four days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

    (l) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Term Loans and Base Rate Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Paying Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Paying Agent and over which the Paying Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (l). The Paying Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Paying Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Paying Agent to be in, or would result in any, violation of any law, statute, rule or regulation and
(ii) the Paying Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Paying Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Paying Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the

Paying Agent, for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

    SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

    (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether or not having the force of law) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

    (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its respective holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

    (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that neither any Lender nor the Issuing Bank shall be entitled to compensation under this Section 2.14 for any increased costs or reductions incurred or suffered with respect to any date unless such Lender or the Issuing Bank, as the case may be, shall have notified the Borrower under paragraph (c) above, not more than 90 days after the later of (i) such date and (ii) the date on which such Lender or Issuing Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

    SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Paying Agent:

        (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Base Rate Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert a Base Rate Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a request to continue a Base Rate Loan as such for an additional Interest Period or to convert a Eurodollar Loan into a Base Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

        (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

    (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest

Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

    SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (a) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (b) the conversion of any Eurodollar Loan to a Base Rate Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (c) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this sentence being called a "Breakage Event"). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of
(i) its cost of obtaining funds for the Eurodollar Loan (excluding loss of margin) that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

    SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section
2.17 with respect to Swingline Loans and as provided in Sections 2.12(b), 2.13(i), 2.13(j) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Paying Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

    SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and participations in Tranche A
Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/ C Exposure then outstanding as the principal amount of its Tranche A
Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term
Loan or Revolving Loan or L/ C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

    SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and
(ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Paying Agent at its offices at 399 Park Avenue, New York, New York.

    (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United Kingdom, the United States or any political subdivision thereof, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings imposed by reason of the Paying Agent or Lender or Issuing Bank (or any transferee or assignee thereof including a participation holder (any such entity, a "Transferee")), as the case may be, doing business or being regulated, organized, managed, controlled or having a lending office in the jurisdiction imposing such tax, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Paying Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Paying
Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority of the United Kingdom, the United States or any political subdivision thereof in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

    (c) The Borrower will indemnify the Paying Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Paying Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Paying Agent, a Lender or the Issuing Bank (or Transferee), or the Paying Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Paying Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

    (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Loan Party to the relevant Governmental Authority, such Loan Party will deliver to the Paying Agent, at its address referred to in
Section 9.01 to the extent legally available, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

    (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Paying Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement
(or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

    (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

    (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Paying Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

    (h) If any Lender, the Issuing Bank (or any Transferee) or the Paying Agent receives a refund solely in respect of Taxes or Other Taxes, it shall pay over such refund to the Loan Party to the extent it has received indemnity payments or additional amounts pursuant to this Section 2.20 with respect to such Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Loan Party shall, upon request of any Lender, the Issuing Bank (or any Transferee) or the Paying Agent, repay such refund (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender, the Issuing Bank (or any Transferee) or the Paying Agent if such Lender, the Issuing Bank (or any Transferee) or the Paying Agent is required to repay such refund to such Governmental Authority.

   SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Paying Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Paying Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

   (b)  If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to
Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

   SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $50,000,000 in the aggregate,
(ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment or (iii) the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans exceeding $300,000,000. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

   (b) Swingline Loans. The Borrower shall notify the Paying Agent by telecopy, or by telephone (confirmed by telecopy), not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Paying Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m. on the date such Swingline Loan is so requested.

   (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Paying Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

   (d) Interest. Each Swingline Loan shall be a Base Rate Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
Section 2.06(a).

   (e) Participations. The Swingline Lender may by written notice given to the Paying Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Paying Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Paying Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Paying Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Paying Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Paying Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Paying Agent; any such amounts received by the Paying Agent shall be promptly remitted by the Paying Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

   SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or the account of any Subsidiary (including PPM and Citizens before they become Subsidiaries) (provided that the Borrower shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of or in favor of any such Subsidiary, PPM or Citizens, as the case may be) , in a form reasonably acceptable to the Paying Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

   (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Paying Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $650,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

   (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance, renewal or extension, as applicable, of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

   (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Paying Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in
Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

   (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Paying Agent an amount equal to such L/C Disbursement not later than 2:00 p.m. on the day that the Borrower shall have received notice from the Issuing Bank of such L/C Disbursement, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

   (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

      (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

      (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

      (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Paying Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

      (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

      (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Paying Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

   Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

   (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Paying Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement in accordance with paragraph (e) above. The Paying Agent shall promptly give each Revolving Credit Lender notice thereof.

   (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

   (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Paying Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Paying Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(b)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Paying Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

   (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) to the extent and so long as the L/C Exposure exceeds the Total Revolving Credit Commitment, the Borrower shall, on the Business Day it receives notice from the Paying Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure (or in the case of clause (ii) of this sentence, the excess of the L/C Exposure over the Total Revolving Credit Commitment) as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made as selected by the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Paying Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral pursuant to clause (i) of the first sentence of this paragraph
(j), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all

Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral pursuant to clause (ii) of the first sentence of this paragraph (j), such amount shall be returned to the Borrower from time to time to the extent that the amount of such cash collateral held by the Collateral Agent exceeds the excess, if any, of the L/C Exposure over the Total Revolving Credit Commitment so long as no Event of Default shall have occurred and be continuing.


                                    ARTICLE III

                           Representations and Warranties

   The Borrower represents and warrants to the Paying Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

   SECTION 3.01. Organization. Each of the Borrower and the Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in each case, where the failure to satisfy any of the above could not be reasonably expected to result in a Material Adverse Effect.

   SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Borrower of this Agreement and by each Loan Party of the other Loan Documents to which it is or will be a party and the performance by each Loan Party of its obligations under each Loan Document to which it is or will be a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational action. This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document has (as of the date of execution thereof by the relevant Loan Party) been duly executed and delivered by the Loan Parties party thereto. No registration, recordation or filing with or consent, approval or other action by any regulatory or other governmental body, agency or official is required in connection with the execution or delivery of this Agreement and the other Loan Documents by the Loan Parties party thereto, except where the failure to register, record or file could not reasonably be expected to result in a Material Adverse Effect, or is necessary for the validity or enforceability hereof or thereof, and the execution, delivery, performance and enforcement of this Agreement and the other Loan Documents do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, or of the certificate of incorporation or by-laws of the Borrower or any of the Subsidiaries, except where such contravention or default could not be reasonably expected to result in a Material Adverse Effect, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any material Lien upon any asset of the Borrower or any of the Subsidiaries (other than any Lien created under the Loan Documents).

   SECTION 3.03. Enforceability. This Agreement constitutes (and, upon execution and delivery thereof as contemplated thereby, the other Loan Documents will constitute) a valid and binding agreement of each Loan Party thereto, in each case enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law.

   SECTION 3.04. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income and retained earnings and cash flows of (i) the Peabody Group, (ii) TPC and its subsidiaries and (iii) Citizens and its subsidiaries, in each case as of the end of and for the fiscal year most recently ended, as applicable. With respect to the financial statements of the Peabody Group and Citizens and its subsidiaries, to the knowledge of the Borrower, such financial statements present fairly the financial position and results of operations and cash flows of (A) the Peabody Group and (B) Citizens and its subsidiaries as of such dates and for such periods. With respect to the financial statements of TPC and its subsidiaries, such financial statements present fairly the financial position and results of operations and cash flows of TPC and its subsidiaries as of and for the fiscal period most recently ended. The Borrower has also heretofore delivered to the Lenders an unaudited balance sheet for PPM. The balance sheets (and, in the case of the Peabody Group, TPC and Citizens, the notes thereto) disclose (or, in the case of the Peabody Group and Citizens and its subsidiaries, to the knowledge of the Borrower disclose) all material liabilities, direct or contingent, of (w) the Peabody Group, (x) TPC and its subsidiaries, (y) Citizens and its subsidiaries and (z) PPM as of the dates thereof. Such financial statements (a) in the case of the Peabody Group and Citizens and its subsidiaries, were, to the knowledge of the Borrower, prepared and (b) in the case of TPC and its subsidiaries and PPM were prepared, in all material respects, in accordance with GAAP applied on a consistent basis (except for the absence of footnote disclosure).

   (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidating balance sheets as of December 31, 1996 and September 30, 1997 (the "Pro Forma Financial Statements"), prepared giving effect to the Transactions (including Peabody Transfer) as if they had occurred on such date and consolidating income statements for the year ended December 31, 1996 and for the twelve months ended September 30, 1997, assuming the Transactions (including the Peabody Transfer) had actually occurred on January 1, 1996 and October 1, 1996, respectively. Such pro forma balance sheet and income statement have been prepared in good faith by the Borrower based on reasonable assumptions, are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transactions (including the Peabody Transfer) and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower as of December 31, 1996 and September 30, 1997, assuming that the Transactions (including the Peabody Transfer) had actually occurred at December 31, 1996, and present fairly on a pro forma basis the estimated consolidated results of operations of the Borrower for the fiscal year ended December 31, 1996 and the twelve months ended September 30, 1997, assuming that the Transactions (including the Peabody Transfer) had actually occurred on January 1, 1996 and October 1, 1996, respectively.

   SECTION 3.05. No Material Adverse Change. (a) Prior to the Separation Date, there has been no material adverse change in the business, assets, operations, condition, financial or otherwise, or material agreements of the Borrower and the Peabody Group, taken as a whole, from the position reflected in the Pro Forma Financial Statements.

   (b) On and after the Separation Date, there has been no material adverse change in the business, assets, operations, condition, financial or otherwise, or material agreements of the Borrower and the Subsidiaries, taken as a whole, from the position reflected in the Pro Forma Financial Statements.

     SECTION 3.06. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for defects that could not reasonably be expected to result in a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

   (b) Except as set forth in Schedule 3.06(b), each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where such noncompliance or failure to be in full force and effect, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than Liens permitted by
Section 6.02.

   SECTION 3.07. Subsidiaries. (a) Schedule 3.07(a) sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated in Schedule 3.07(a) are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens, except for Liens permitted by Section 6.02.

   (b) Schedule 1.01(c) sets forth as of the Closing Date a list of all Peabody Subsidiaries and the percentage ownership interest of the Borrower therein, after giving effect to the Peabody Transfer. On and after the Separation Date, the shares of capital stock or other ownership interests so indicated in Schedule 1.01(c) of the Peabody Subsidiaries will be fully paid and non-assessable and will be owned by the Borrower, directly or indirectly, free and clear of all Liens, except for Liens permitted by Section 6.02.

   SECTION 3.08. Litigation; Compliance with Laws; Reserves. (a) Except as set forth in Schedule 3.08, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (after giving effect to the Peabody Transfer) or any business, property or rights of any such person (i) that expressly involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, in either case could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

   (b) The Borrower and the Subsidiaries (after giving effect to the Peabody Transfer) maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumococcosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment and
(ii) future costs associated with reclamation costs of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations. Such reserves are not materially less than is required by GAAP.

   (c) None of the Borrower or any of the Subsidiaries (after giving effect the Peabody Transfer and taking into account reserves reflected in the Pro Forma Financial Statements or the financial statements delivered by the Borrower and its Subsidiaries pursuant to Section 5.04) or any of its respective material properties or assets is in violation of, nor will the continued operation of its material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.09. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate or other organizational restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

   (b) Neither the Borrower nor any of the Subsidiaries (after giving effect to the Peabody Transfer) is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.10. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

   SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary (after giving effect to the Peabody Transfer) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

   SECTION 3.12. Tax Returns. Each of the Borrower and the Subsidiaries, and any other affiliate with joint and several liability for taxes (after giving effect to the Peabody Transfer), has filed or caused to be filed all Federal, state, local and other material tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it pursuant thereto and all assessments received by it, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.13. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement (including forecasts and projections), exhibit or schedule furnished by or on behalf of the Borrower to the Paying Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that

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                                      60

it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

   SECTION 3.14. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to comply could not be reasonably expected to result in a Material Adverse Effect. None of the Borrower or any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or
(c) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

   SECTION 3.15.  Environmental Matters. Except as set forth on Schedule 3.15:

   (a) The properties (the "Properties") owned, leased or operated by the Borrower and the Subsidiaries (after giving effect to the Peabody Transfer) do not contain any Hazardous Materials in amounts or concentrations which
(i) constitute a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

   (b) The Properties and all operations of the Borrower and the Subsidiaries (after giving effect to the Peabody Transfer) are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

   (c) There have been no Releases or threatened Releases at, from, or under the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries (after giving effect to the Peabody Transfer), which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

   (d) There are no existing or enacted but not yet effective Environmental Laws that require expenditures in connection with the Properties or operations of the Borrower or the Subsidiaries which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

   (e) Neither the Borrower nor any of the Subsidiaries (after giving effect to the Peabody Transfer) has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or such Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or such Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or such Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

   (f) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a


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                                      61

manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries (after giving effect to the Peabody Transfer) retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.16. Insurance. Schedule 3.16 sets forth a true, complete and correct description of all material insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date and the Separation Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries (after giving effect to the Peabody Transfer) have (or will have, as the case may be) insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

   SECTION 3.17. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a duly perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, except as expressly provided in
Section 6.02(p).

   (b) The Collateral Assignment is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Assignment) and, when the PA Note is delivered to the Collateral Agent and financing statements in appropriate form are filed in appropriate filing offices, the Collateral Assignment shall constitute (to the extent such security interest can be perfected by filing under applicable uniform commercial codes) a duly perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

   SECTION 3.18. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary (after giving effect to the Peabody Transfer) pending or, to the knowledge of the Borrower, threatened, except where any such strike, lockout or slowdown could not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and such Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any such Subsidiary, or for which any claim may be made against the Borrower or any such Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any such Subsidiary is bound.

   SECTION 3.19. Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, and taking into account all rights of indemnity, subrogation and contribution

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                                      62

of the Loan Parties under applicable law and the Indemnity, Subrogation and Contribution Agreement, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.


                                     ARTICLE IV

                                     Conditions

   SECTION 4.01. Effective Date. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions:

      (a) The Paying Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Stoel Rives LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit K-1, and a favorable written opinion of Davis Polk & Wardwell, special counsel for the Borrower, substantially to the effect set forth in Exhibit K-2.

      (b) The Paying Agent shall have received (i) a copy of the certificate or articles of organization, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower, as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the operating agreement of the Borrower, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of organization of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

      (c) The Paying Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated the Closing Date and confirming that the representations and warranties set forth in Article III hereof are true and correct in all material respects, except to the extent any such representation and warranty relates to an earlier or later date.

      (d) The Pledge Agreement and the Intercreditor Agreement shall have been duly executed by the parties thereto and delivered to the Collateral
    Agent and shall be in full force and effect.

   SECTION 4.02. Borrowings. (a) The obligation of any Lender to make a Loan or of the Issuing Bank to issue a Letter of Credit (each, a "Credit Event") on the occasion of any Credit Event, the proceeds of which are to be used, directly or indirectly (i) in the case of a Loan, to finance the Offer or to pay costs and expenses related thereto or for any other purpose set forth in Clause 3.1(a)(i) of the PA Facility Agreement or (ii) in the case of a Letter of Credit, to replace a letter of credit issued for the account of a member of the Peabody Group and included as Peabody Refinanced Indebtedness, is subject to the satisfaction of the following conditions:

      (i)  The Paying Agent shall have received a notice of such Credit
   Event as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Paying Agent shall have received a notice requesting the issuance of such Letter of Credit as required by
   Section 2.23(b).

      (ii) At the time of and immediately after such Credit Event, no Event of Default described in clause (g) or (h) of Article VII shall have occurred and be continuing with respect to the Borrower.

      (iii)  The representations and warranties set forth in Sections 3.01,
   3.02 and 3.03, as they relate to the Borrower, shall be true and correct in all material respects on the date of any such Credit Event with the same effect as though made on such date.

      (iv) Each of the Offer Conditions Precedent, unless waived in writing by the Required Lenders (such waiver being conclusively evidenced by written notice from the Paying Agent to the Borrower and, in the case of paragraph 1 of such Offer Conditions Precedent, not to be unreasonably withheld or delayed), shall have been satisfied.

      (v) Each of the TPC Contribution and the PGH Equity Contribution shall have been completed.

      (vi) Each of the applicable conditions precedent with respect to a borrowing to finance the Offer set forth in the EnergyCo Credit Agreement and the PA Facility Agreement (other than any condition in any such agreement requiring that borrowings shall have been made under this or any other such agreement and/or the proceeds of such borrowings have been made available directly or indirectly to PA) shall have been satisfied or waived in accordance with the terms thereof, and each such agreement and the Eastern Facility Letter shall be in full force and effect.

Each Credit Event hereunder of the type described in this Section 4.02(a) shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (ii), (iii), (iv), (v) and (vi) of this Section 4.02(a).

   (b) The obligation of any Lender or of the Issuing Bank on the occasion of any Credit Event other than (i) a Credit Event of the type described in Section 4.02(a) or (ii) a continuation or conversion of a Borrowing of the type described in Section 2.10 is subject to the satisfaction of the following conditions:

      (i)  The Paying Agent shall have received a notice of such Credit
   Event as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Paying Agent shall have received a notice requesting the issuance of such Letter of Credit as required by
   Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Paying Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

      (ii) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier or later date.

      (iii) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event hereunder of the type described in this Section 4.02(b) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (i) and (ii) of this Section 4.02(b).


                                     ARTICLE V

                               Affirmative Covenants

   The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

   SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each Loan Party, except as otherwise expressly permitted under Section 6.05.

   (b) (i) In the case of each Significant Subsidiary, do, or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05, and (ii) in the case of each Loan Party and each Significant Subsidiary, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except as contemplated by this

Agreement, maintain and operate such business in substantially the manner in which it is presently conducted and operated; at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, in each case, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

   (c) Without limiting the generality of the foregoing, operate in all material respects, and cause each of its Subsidiaries to operate in all material respects, its mines in accordance with sound coal mining practices and all applicable Federal, state and local laws, rules and regulations, including, without limitation, laws and regulations relating to land reclamation, pollution control and mine safety.

   SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

   SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

   SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Paying Agent and each Lender:

      (a) within 120 days after the end of each fiscal year, consolidated balance sheets and related statements of income and retained earnings and cash flows showing the financial position of (i) the Borrower and its consolidated subsidiaries, (ii) prior to the Peabody Transfer, the Peabody Group, and (iii) prior to the Citizens Transfer, Citizens and its subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, in each case audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial position and results of operations of (A) the Borrower and its consolidated subsidiaries, (B) the Peabody Group and

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                                      66

     (C) Citizens and its subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied (except as otherwise disclosed in the notes thereto);

      (b) within 75 days after the end of the first fiscal quarter ending after the initial Acquisition Borrowing and within 60 days after the end of each of the first three fiscal quarters of each fiscal year thereafter (provided that prior to such date, the Borrower shall furnish to the Paying Agent and each Lender any information made publicly available relating thereto), consolidated balance sheets and related statements of income and retained earnings and cash flows showing the financial position of (i) the Borrower and its consolidated subsidiaries, (ii) prior to the Peabody Transfer, the Peabody Group and (iii) prior to the Citizens Transfer, Citizens and its subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, in each case certified by a Financial Officer or independent public accountant as fairly presenting the financial position and results of operations of (A) the Borrower and its consolidated subsidiaries, (B) the Peabody Group and (C) Citizens and its subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied (except for the absence of footnote disclosure), subject to normal year-end audit adjustments;

      (c) within 60 days after the end of each of the first three fiscal quarters of each fiscal year beginning with the date of the Initial Acquisition Borrowing and ending on the Separation Date, its unaudited pro forma consolidating balance sheet as of the close of such fiscal quarter, and as of December 31, 1997, as the case may be, prepared giving effect to the Transactions (including the Peabody Transfer) as if they had occurred on such date, and consolidating income statement for the applicable period, assuming the Transactions (including the Peabody Transfer) had actually occurred at the beginning of each such period. Such pro forma balance sheets and income statements will be prepared in good faith by the Borrower based on reasonable assumptions, will be based on the best information available to the Borrower as of the date of delivery thereof, will accurately reflect all material adjustments required to be made to give effect to the Transactions (including the Peabody Transfer) and will present fairly on a pro forma basis the estimated consolidated financial position of the Borrower as of the end of the applicable period, assuming that the Transactions (including the Peabody Transfer) had actually occurred at such date, and will present fairly on a pro forma basis the estimated consolidated results of operations of the Borrower for such period, assuming that the Transactions (including the Peabody Transfer) had actually occurred on the first day of such period;

      (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of the Financial Officer certifying such statements to the effect that no Event of Default has occurred and that no Default has occurred and is continuing or, if such an Event of Default has occurred or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) a certificate of a Financial Officer of the Borrower setting forth the Net Termination Value as of the date of such financial statements; provided that, in addition to the certificate required by clause (i) above, concurrently with the delivery of financial statements under paragraph (a) above, the applicable accounting firm will deliver a certificate (which certificate may be limited to accounting matters and disclaim

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                                      67

   responsibility for legal interpretations) to the effect that no Event of Default has occurred and that no Default has occurred and is continuing, unless at such time it is the practice and policy of such accounting firm not to deliver such certificates;

      (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to public shareholders, as the case may be;

      (f) promptly, from time to time, such other information regarding the operations, business affairs and financial position of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Paying Agent or any Lender may reasonably request;

      (g) as soon as available but in any event no later than 60 days after the beginning of each fiscal year, a copy of forecasts (prepared by management of the Borrower) of the Borrower's consolidated balance sheets and related statements of operations and cash flows on a monthly basis for such fiscal year and on an annual basis for each of the following four fiscal years; and

      (h) promptly after receiving notice of the same, any public or any of its private credit ratings (or changes thereto) issued or delivered by S&P or Moody's in respect of indebtedness of the Borrower or any of its subsidiaries.

   SECTION 5.05. Litigation and Other Notices. Furnish to the Paying Agent, the Issuing Bank and each Lender prompt written notice of the following:

      (a) any Event of Default or Default of which a Responsible Officer of such Loan Party is aware, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

      (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

      (c) any development of which a Responsible Officer is aware that has resulted in, or which such Responsible Officer has reasonably concluded will result in, a Material Adverse Effect.

   SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Paying Agent or any Lender to visit and inspect (at such Lender's expense, except in the case of visits and inspections made by the Paying Agent) the financial records and the

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                                      68

properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Paying Agent or any Lender to discuss (in the presence of the Borrower, unless a Default or Event of Default shall have occurred and is continuing) the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

   SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

   SECTION 5.08. Compliance with Laws. Comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

   SECTION 5.09. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.15 or 5.08 (with respect to compliance with Environmental Laws) shall have occurred and be continuing, at the request of the Required Lenders through the Paying Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Paying Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

   SECTION 5.10. Further Assurances. Upon the reasonable request of the Required Lenders or the Paying Agent, from time to time, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements), in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Prior to the satisfaction of the Collateral Sharing Requirements, the Borrower will (a) cause any subsequently acquired or organized Domestic Subsidiary (including the Peabody Subsidiaries, but excluding any Single Purpose Entity) to execute a Guarantee Agreement, Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent and (b) upon the reasonable request of the Required Lenders or the Paying Agent, from time to time, at the Borrower's cost and expense, promptly secure the Obligations by pledging or causing to be pledged, 100% of the capital stock or other equity interests of its Subsidiaries held by it or its Subsidiaries as the Paying Agent or the Required Lenders shall designate; provided, however, that with respect to the voting stock or other voting equity interests of any Foreign Subsidiary, such pledge may be limited to 65% of such voting capital stock or other voting equity interests.

   SECTION 5.11. Interest Rate Protection Agreements. As promptly as practicable after the Unconditional Date and in any event within 180 days after the date of the initial Borrowing hereunder, enter into, and thereafter maintain in full force and effect through the third anniversary of the date of such initial Borrowing, one or more Interest Rate Protection Agreements in form reasonably satisfactory to the Paying Agent, the effect of which shall be to limit or cap the interest cost to the Borrower and its Subsidiaries with respect to a notional amount at least equal to 50% of the Consolidated Total Debt of the Borrower and the Subsidiaries and deliver evidence of the execution and delivery thereof to the Paying Agent.

   SECTION 5.12. Peabody Transfer; Citizens Transfer; PPM Contribution. As soon as practicable, but in any event not later than 270 days after the initial Acquisition Borrowing, use its best efforts to cause (a) the completion of the Peabody Transfer, (b) the completion of the Citizens Transfer and (c) the PPM Contribution to be effected.


                                     ARTICLE VI

                                 Negative Covenants

   The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts due and payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries (other than any Receivables Subsidiary, except in the case of Sections 6.01, 6.02 and 6.07) to:

   SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness or Preferred Stock, except:

      (a) Indebtedness outstanding on the Closing Date, or available under debt instruments or other agreements existing on the Closing Date, and set forth on Schedule 6.01(a);

      (b)  Indebtedness created hereunder and under the other Loan Documents;


      (c)  the Peabody Indebtedness;

      (d)  Guarantees in respect of Indebtedness permitted pursuant to this
   Section 6.01; (provided that any Guarantees in respect of Indebtedness that is subordinated to the Obligations shall be subordinated to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations);

      (e) Indebtedness or Preferred Stock of the Borrower or any wholly owned Subsidiary to any other wholly owned Subsidiary or the Borrower, so long as, with respect to any Indebtedness or Preferred Stock, the obligee of which is not a Loan Party and such Indebtedness or Preferred Stock is subordinated to all Indebtedness incurred pursuant hereto and pursuant to the Guarantee Agreement;

      (f) Indebtedness of the Borrower or the Subsidiaries (including tax exempt financings and Capital Lease Obligations) to purchase, construct, develop or improve assets in the ordinary course of business after the Closing Date or incurred in the ordinary course

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                                      70

   of business after the Closing Date to finance Capital Expenditures permitted under Section 6.10;

      (g) Indebtedness of any Receivables Subsidiary incurred pursuant to any Permitted Receivables Financing;

      (h)  Permitted Junior Indebtedness and Qualified Junior Indebtedness;

      (i) Indebtedness of a Subsidiary (other than any Peabody Subsidiary) acquired after the Closing Date and Indebtedness of a corporation (other than any Peabody Subsidiary) merged or consolidated with or into a Subsidiary after the Closing Date, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement; provided that the Borrower and the Subsidiaries shall comply with the provisions of Section 5.10 with respect to such acquired or newly formed Subsidiary;

      (j) extensions, renewals or refinancings of Indebtedness under paragraphs (a), (c), (d), (f), (g), (h) and (i) so long as (i) such Indebtedness (the "Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any interest or premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness shall be a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced, (v) the covenants, events of default and other provisions thereof (including any Guarantees thereof), taken as a whole, shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced and (vi) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing;

      (k) extensions, renewals or refinancings of Indebtedness under paragraph (b) so long as (i) such Indebtedness (the "Powercoal Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any interest required to be paid thereon and fees and expenses associated therewith, (ii) such Powercoal Refinancing Indebtedness has a later maturity than the Tranche B Maturity Date,
   (iii) the interest rate applicable to such Powercoal Refinancing Indebtedness shall be a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (iv) such Powercoal Refinancing Indebtedness shall be either (x) unsecured or (y) secured by all or any portion of the Collateral pursuant to the Collateral Trust and Intercreditor Agreement, (v) such Powercoal Refinancing Indebtedness shall not require any scheduled payments of principal prior to the maturity thereof, (vi) the agreements governing such Powercoal Refinancing Indebtedness shall not require the Loan Parties or their respective subsidiaries to maintain any specified financial condition (other than as a condition to the taking of specified actions by the Loan Parties or their respective subsidiaries),
   (vii) such Powercoal Refinancing Indebtedness shall not be Guaranteed by any Subsidiary that does not also Guarantee the Obligations and (viii) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing;

      (l)  Non-Recourse Indebtedness of any Single Purpose Entity; and

      (m) unsecured Indebtedness in addition to that permitted by paragraphs (a) through (l) above in an aggregate principal amount outstanding not to exceed at any time $50,000,000.

   Notwithstanding the foregoing, upon satisfaction of the Collateral Sharing Requirements, the foregoing restrictions in this Section 6.01 shall not apply to Indebtedness of the Borrower (but shall continue to apply to Indebtedness of the Subsidiaries).

   SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

      (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Closing Date; provided that such Liens shall secure only those obligations which they secure on the Closing Date;

      (b)  any Lien created under the Loan Documents;

      (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that
   (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

      (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

      (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

      (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds, reclamation bonds and other obligations of a like nature incurred in the ordinary course of business;

      (h) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings; provided that, in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days of entry thereof, have been discharged or execution thereof stayed pending appeal, or discharged within 60 days after the expiration of any such stay;

      (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (j) purchase money security interests in real property, improvements thereto, equipment or other fixed assets hereafter acquired (or, in the case of improvements, equipment or other fixed assets, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, no later than 90 days after such acquisition (or completion of such construction),
   (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than the proceeds of the real property, improvements, equipment or other fixed assets subject to such Lien);

      (k) Liens securing Refinancing Indebtedness or extensions, renewals and replacements of Liens referred to in Section 6.02(a), to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02; provided that such Lien does not apply to any additional property or assets of the Borrower or any Subsidiary (other than the proceeds of the property or asset subject to such Lien);

      (l) Liens on accounts receivable and related assets financed in connection with any Permitted Receivables Financing;

      (m) Liens arising out of Indebtedness permitted under Section 6.01(f), so long as such Liens (i) attach only to the property financed by such Indebtedness and related real property and (ii) do not interfere with the business of the Borrower or any of the Subsidiaries in any material respect;

      (n) Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry;

          (o) Liens on cash and cash equivalents securing obligations under Hedging Agreements; provided that the aggregate amount of cash and cash equivalents subject to such Liens shall not exceed at any time the amount that is the greater of (i) $10,000,000 and

   (ii) 5% of Consolidated Net Worth at such time; provided, however, that, if on any date of determination the amount of cash and cash equivalents securing obligations under Hedging Agreements exceeds 2% of Consolidated Net Worth, then for purposes of Sections 6.13 and 6.14 the amount of "Consolidated Current Assets" and "Consolidated Net Worth" shall be reduced by an amount equal to such excess;

      (p) upon satisfaction of the Collateral Sharing Requirements, Liens in the Collateral securing Powercoal Refinancing Indebtedness, subject to the terms of the Collateral Trust and Intercreditor Agreement; and

      (q)  Liens in addition to those permitted by paragraphs (a) through
   (p); provided that the aggregate principal amount of the Indebtedness and amount of other liabilities that is secured by such Liens do not exceed at any time $50,000,000.

   Notwithstanding the foregoing, upon satisfaction of the Collateral Sharing Requirements, the foregoing restrictions in this Section 6.02 shall not apply to restrict the ability of Subsidiaries (other than Peabody Holding) to grant Liens in their assets so long as the Indebtedness secured thereby is permitted by
Section 6.01.

   SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and the Subsidiaries may enter into any such transaction to the extent that
(a) the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(f) and 6.02(m), respectively, or (b) the fair market value of all the assets sold or transferred pursuant to sale and lease-back transactions permitted under this clause (b) shall not exceed at any time $50,000,000.

   SECTION 6.04.  Investments, Loans and Advances.  Until the Collateral
Sharing Requirements have been satisfied, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances from the Borrower or any Subsidiary to, or make or permit to exist any investment or any other interest in, any other person, except:

      (a) investments by the Borrower and the Subsidiaries in the capital stock of the Subsidiaries (including after the Separation Date, the Peabody Subsidiaries);

      (b)  Permitted Investments;

      (c)  investments existing on the Closing Date and set forth on
   Schedule 6.04(c) or pursuant to commitments set forth in Schedule 6.04(c);

      (d)  investments constituting Capital Expenditures permitted under
   Section 6.10;

      (e) investments constituting non-cash consideration received in connection with a sale of assets not prohibited by Section 6.05;

      (f) loans or advances by the Borrower or any wholly owned Subsidiary to the Borrower or any wholly owned Subsidiary that are permitted under
   Section 6.01(e);

      (g) investments in Qualified NUG Hedging Agreements and Hedging Agreements that are permitted under this Agreement, including Funding Exchange Rate Protection Agreements;

      (h) investments resulting from the transfer by the Borrower or any Subsidiary of accounts receivable and related assets to a Receivables Subsidiary and the sale thereof by such Receivables Subsidiary, in each case pursuant to any Permitted Receivables Financing;

      (i)  investments that are sale and lease-back transactions permitted by
   Section 6.03;

      (j) investments, loans or advances made from the proceeds of equity contributions to the Borrower from its parents;

      (k) investments of the type contemplated in clause (vii) of the definition of "Asset Sale";

      (l)  the Powercoal/PA Loans;

      (m) investments in the nature of production payments, royalties, dedications of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry;

      (n) investments, loans or advances in an amount not to exceed the portion of Excess Cash Flow from the preceding fiscal year not required to be used to prepay Term Loans in accordance with Section 2.13(d);

      (o) investments that are made in connection with the purchase, construction, development or improvement of assets in the ordinary course of business after the Closing Date;

      (p)  investments resulting from acquisitions permitted by
   Section 6.05(a)(ii); and

      (q) investments, loans or advances in addition to those permitted by paragraphs (a) through (p) not exceeding in the aggregate $50,000,000 at any time outstanding.

   SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or any substantial part of the assets of the Borrower and its Subsidiaries (taken as a whole) (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or a series of related transactions) all or substantially all of the assets or capital stock of any Subsidiary set forth on Schedule 6.05(a), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except:

      (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing
   (A) any wholly owned Subsidiary may merge into or consolidate with, or sell or transfer all or substantially all its assets to, the Borrower in a transaction in which, in the case of a merger or consolidation, the Borrower is the surviving corporation and (B) any wholly owned Subsidiary may merge into or consolidate with, or sell or transfer all or substantially all its assets to, any other wholly owned Subsidiary in a transaction in which, in the case of a merger or consolidation, the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration;

      (ii) the Borrower may acquire the Peabody Group, TPC, PPM, Lee Ranch and Citizens;

      (iii)  acquisitions constituting Capital Expenditures permitted by
   Section 6.10; and

      (iv)  acquisitions constituting investments permitted by Section 6.04.

   (b) Notwithstanding Section 6.05(a), no Asset Sale shall be permitted under this Agreement unless (i) the consideration received in connection therewith is at least equal to the fair market value of the assets or property sold, transferred or otherwise disposed of (as determined in good faith by a Financial Officer of the Borrower), which fair market value, in the context of any disposition of Peabody Western Coal Company or any of its assets, may be determined after giving effect to any consent decree related thereto entered into with the Federal Trade Commission, (ii) except with respect to any Asset Sale that results in an investment permitted by Section 6.04(q), in the case of an Asset Sale of property having a value of (x) more than $25,000,000 but less than $100,000,000, such Asset Sale shall be for consideration at least 50% of which is cash and (y) $100,000,000 or more, such Asset Sale shall be for consideration at least 80% of which is cash, and
(iii) to the extent required, the Net Cash Proceeds thereof are applied in accordance with Section 2.13(b); provided, however, that for purposes of this
Section 6.05(b), the right to receive Production Payments, royalty payments and other similar rights that are contingent on the performance of the assets sold in such Asset Sale shall be deemed not to be consideration for such Asset Sale.

   SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that
(i) any Subsidiary (including any Hybrid Preferred Securities Subsidiary) may declare and pay dividends or make other distributions ratably to its shareholders or redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock (including Hybrid Preferred Securities) or set aside any amount for any such purpose and (ii) if no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (A) the Borrower and its Subsidiaries may make payments required to be made under the U.S. Tax Sharing Policy so long as the payment thereunder by the Borrower and its Subsidiaries shall not exceed the amount the Borrower and its Subsidiaries would be required to pay under such arrangement as in effect on the Closing Date and (B) the Borrower may pay dividends to PGH not in excess of the Permitted Dividend Amount.

   (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary (subclauses (i) and (ii) are collectively referred to as an "Upstream Payment"); provided, however, that the foregoing shall not restrict any encumbrances or restrictions:

   (i)  existing on the Closing Date under Indebtedness set forth on
Schedule 6.01(a);

   (ii) contained in any debt instrument relating to a person (including the Peabody Group) acquired after the Closing Date; provided that (A) such encumbrances and restrictions are not applicable to any person other than such person or property or assets acquired, (B) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, and (C) the Borrower reasonably believes at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment in a manner that would adversely affect the Borrower's ability to perform its obligations under the Loan Documents when due;

   (iii) incurred in connection with any Indebtedness or Preferred Stock permitted pursuant to Section 6.01 (including any extension, refinancing, renewal or replacement of Indebtedness or Preferred Stock contemplated by clauses (i) and (ii) above); provided that, (A) the Borrower reasonably believes at the time such Indebtedness or Preferred Stock is incurred that the terms of such Indebtedness or Preferred Stock will not restrict the ability of the person incurring such Indebtedness or Preferred Stock to make an Upstream Payment in a manner that would adversely affect the Borrower's ability to perform its obligations under the Loan Documents when due and (B) such Indebtedness or Preferred Stock contains no express encumbrances or restrictions on the ability of such person to make an Upstream Payment; provided that any Indebtedness that extends, refinances, renews or replaces Indebtedness permitted hereunder may contain express encumbrances or restrictions on Upstream Payments that are not materially more onerous than those contained in the Indebtedness being extended, refinanced, renewed or replaced;

   (iv) imposed on any Receivables Subsidiary or Single Purpose Entity;

   (v) existing under, or by reason of, applicable law or as required by or pursuant to agreements with any Governmental Authority; and

   (vi) any encumbrance or restriction on the transfer of any property or asset in an agreement relating to the acquisition or creation or disposition of such property or asset or any Lien on such property or asset that is otherwise permitted by the terms of this Agreement.

   SECTION 6.07. Transactions with Affiliates. Make any material payment to, or sell, lease, transfer or otherwise dispose of any material properties or assets to, or purchase any material property or assets from, or enter into or make or amend any material transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are not less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated person; provided, however, that (a) payments or transfers that are permitted by Section 6.01, 6.04, 6.05(a)(ii) or 6.06(a) shall not be deemed to be Affiliate Transactions and (b) the foregoing restriction shall not apply to (i) any Permitted Receivables Financing and (ii) transactions between or among the Borrower and its wholly owned Subsidiaries.

   SECTION 6.08. Business of Borrower and Subsidiaries. (a) In the case of the Borrower and the Subsidiaries (other than any Receivables Subsidiary), engage to any material extent in any business or business activity other than the mining or energy business and business activities reasonably incidental or related thereto and (b) in the case of each Receivables Subsidiary, engage to any material extent in any business or business activity other than the purpose for which such Subsidiary was formed and business activities reasonably incidental or related thereto.

   SECTION 6.09. Other Indebtedness and Agreements. Until the Collateral Sharing Requirements are satisfied: (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of the Borrower or any Subsidiary is outstanding or any other agreement (including the Tax Sharing Arrangement) that is material to the conduct and operations of the Borrower or any Subsidiary, or modify its charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

   (b) Make any payment, whether in cash, property, securities or a combination thereof, other than scheduled (or with respect to senior indebtedness held by a person that is not an Affiliate of the obligor, mandatory) payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money of the Borrower or any Subsidiary, except for (i) the Loans; (ii) the Peabody Refinanced Indebtedness;
(iii) Indebtedness that is refinanced by Refinancing Indebtedness; and (iv) any other Indebtedness that is not subordinated to the Obligations, provided that the amount that may be prepaid in respect of such other senior Indebtedness shall not exceed $25,000,000 in any fiscal year.

   SECTION 6.10. Capital Expenditures. Until the Borrower has obtained Investment Grade Ratings, incur or make Capital Expenditures (a) during the period from the date of the initial Borrowing hereunder through December 31, 1998, in excess of $135,000,000 and (b) during any fiscal year thereafter in excess of the amount of Permitted Capital Expenditures for such fiscal year; provided, however, that the amount of Permitted Capital Expenditures in any fiscal year ending after December 31, 1998, shall be increased by the total amount of unused Permitted Capital Expenditures for the immediately preceding year (less an amount equal to any unused Permitted Capital Expenditures carried forward to such preceding year pursuant to this proviso) (it being understood that such increased amount that is carried forward shall be deemed to be expended for purposes of this Agreement only after the amount of Permitted Capital Expenditures, without giving effect such increase, are expended).

   SECTION 6.11. Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter ending on the date set forth, or ending in any period set forth, below to be in excess of the ratio set forth below for such quarter or period.


          Quarter or Period                       Ratio
          -----------------                       -----
From and including the Unconditional Date      5.50 to 1.00
through and including June 29, 1999

June 30, 1999                                  5.25 to 1.00

September 30, 1999                             5.00 to 1.00

December 31, 1999                              4.75 to 1.00

March 31, 2000                                 4.50 to 1.00

June 30, 2000                                  4.25 to 1.00

September 30, 2000                             4.00 to 1.00

December 31, 2000 and thereafter               3.75 to 1.00

   SECTION 6.12.  Interest Expense Coverage Ratio.  Permit the Interest
Expense Coverage Ratio as of the end of any fiscal quarter ending in any period set forth below to be less than the ratio set forth below for such quarter.


               Period                             Ratio
               ------                             -----

From and including the Unconditional Date      2.75 to 1.00
through and including June 29, 1999

From and including June 30, 1999 through       3.00 to 1.00
and including June 29, 2000

From and including June 30, 2000 through       3.25 to 1.00
and including June 29, 2001

From and including June 30, 2001 through       3.25 to 1.00
and including June 29, 2002

From and including June 30, 2002 through       3.50 to 1.00
and including June 29, 2003

Thereafter                                     3.75 to 1.00

   SECTION 6.13. Net Worth. Permit Consolidated Net Worth at any date following the date of initial Borrowing hereunder to be less than the sum of
(a) $500,000,000, plus (b) 50% of Consolidated Net Income for each fiscal quarter with positive Consolidated Net Income ending on or after the Closing Date and on or prior to the date as to which compliance with this Section 6.13 is being determined, plus (c) 75% of Net Cash Proceeds in respect of Equity Issuances received on or after the Unconditional Date and on or prior to the date as to which compliance with this Section 6.13 is being determined.

   SECTION 6.14. Current Ratio. At any time that the Borrower does not maintain Investment Grade Ratings, permit the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities as of the end of any fiscal quarter to be less than 1.00 to 1.00; provided, however, that for purposes of this Section 6.14, Consolidated Current Assets shall include cash and cash equivalents and the unused remaining available balance of the Total Revolving Credit Commitment as of the end of such fiscal quarter.

   SECTION 6.15. Fiscal Year. In the case of the Borrower, until it shall have obtained Investment Grade Ratings, change the end of its fiscal year from December 31 to any other date.


                                    ARTICLE VII

                                 Events of Default

   In case of the happening of any of the following events ("Events of Default"):

      (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

      (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary (to the extent applicable) of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.07 or in
   Article VI;

      (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent or any Lender to the Borrower;

      (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Non-Recourse Indebtedness) in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, (iii) fail to make any payment in respect of any Material Hedging Obligations when due or (iv) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any operating lease if the effect of any failure referred to in this clause (iv) is to cause the termination of, or to permit the lessor under such operating lease to terminate, the lease and require the Borrower or any Subsidiary (other than a Single Purpose Entity) to pay liquidated damages, rentals, termination values or similar amounts in excess of $50,000,000;

      (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
   (i) relief in respect of the Borrower or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary), or of a substantial part of the property or assets of the Borrower, such Significant Subsidiary or such group of subsidiaries of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary) or for a substantial part of the property or assets of the Borrower a Significant Subsidiary or such group of subsidiaries of the Borrower or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) the Borrower or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary) shall
   (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary (or any group of subsidiaries of the Borrower which, if considered in the aggregate as a single subsidiary, would constitute a Significant Subsidiary) or for a substantial part of the property or assets of the Borrower, any Significant Subsidiary or any such group of subsidiaries of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such

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                                                                           81

   proceeding, (v) make a general assignment for the benefit of creditors,
   (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (i)  a PA Note Payment Default shall have occurred;

      (j) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Subsidiary (other than a Single Purpose Entity) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

      (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to have a Material Adverse Effect;

      (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement;

      (m) any Loan Document shall not for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms;

      (n) the Peabody Transfer shall not have been completed on or prior to the 270th day following the date of the initial Acquisition Borrowing; or

      (o)  there shall have occurred a Change in Control;

then, at any time during the continuance of such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), the Paying Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided that, (A) in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without

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                                                                           82

presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (B) except as described in the immediately preceding clause (A), during the period commencing with the Closing Date and ending on the Offer Termination Date the Paying Agent and the Lenders shall not be entitled to terminate the Commitments, rescind this Agreement or prevent any funding of the Offer nor to declare the Loans due and payable in whole or in part or exercise any other right or remedy under any Loan Document or exercise any set off or similar right arising on the basis of misrepresentation or Event of Default or otherwise if to do so would prevent the funding of the Offer in accordance with Section 4.02(a) unless (i) an Event of Default described in clause (g) or (h) of Article VII shall have occurred and be continuing; (ii) any of the representations and warranties set forth in Section 3.01, 3.02 and 3.03, as they relate to the Borrower, shall not be true and correct in all material respects on the date of any Credit Event of the type described in
Section 4.02 with the same effect as though made on such date or (iii) any of the Offer Conditions Precedent, unless waived in writing by the Required Lenders (such waiver being conclusively evidenced by written notice from the Paying Agent to the Borrower and, in the case of paragraph 1 of such Offer Conditions Precedent, not to be unreasonably withheld or delayed) shall not have been satisfied on the date of any such Credit Event.

   Notwithstanding anything to the contrary in the preceding paragraph, during the Clean-up Period, none of the Paying Agent, the Collateral Agent or any Lender may declare that an Event of Default has occurred, or terminate the Commitments or declare the Loans to be due and payable as a result solely of one or more Defaults described in paragraph (a), (d) (except for a Default in respect of Section 5.07, 6.10, 6.11, 6.12, 6.13 or 6.14) or (e) of this Article VII, or paragraph (f)(ii) of this Article VII insofar as it involves Indebtedness of the Peabody Subsidiaries to the extent such Indebtedness is repaid or refinanced before the end of the Clean-up Period and the lenders thereunder have not accelerated the obligations thereunder and commenced proceedings to enforce the same; provided that the event or circumstance giving rise to such Default, or the result of such Default, (i) directly relates to the Peabody Subsidiaries (or any of their businesses, assets or liabilities), (ii) is capable of being cured or remedied during the Clean-up Period and
(iii) except to the extent it involves Indebtedness of the Peabody Subsidiaries that is repaid or refinanced before the end of the Clean-up Period, was not known by a Responsible Officer of PGH or the Borrower prior to the Closing Date; provided, further, that the Paying Agent, the Collateral Agent and the Lenders shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents with respect to an occurrence or continuation of any such Default or Event of Default after the expiration of the Clean-up Period.


                                    ARTICLE VIII

                     The Paying Agent and the Collateral Agent

   In order to expedite the transactions contemplated by this Agreement, Citibank is hereby appointed to act as Paying Agent on behalf of the Lenders and as the Issuing Bank, and Citibank USA is hereby appointed to act as Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Paying Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Paying Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Paying Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or Peabody Holding pursuant to this Agreement or the other Loan Documents as received by the Paying Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized (a) to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (b) to execute the Intercreditor Agreement on behalf of the Lenders and the Issuing Bank, and each of the Lenders and the Issuing Bank agrees to be bound thereby as if it were a signatory thereto. Without limiting the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including the Collateral Trust and Intercreditor Agreement and any releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

   Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or any Loan Party of any of its obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

   The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

   Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the prior consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, subject to the prior consent of the Borrower (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

   With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

   Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by any Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

   Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Intercreditor Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                     ARTICLE IX

                                   Miscellaneous

   SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to the Borrower, to it at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232, Attention of William E. Peressini--Vice President and Treasurer (Telecopy No. (503) 731-2017), with a copy to Stoel Rives LLP at 700 NE Multnomah, Suite 950, Portland, Oregon 97232, Attention of
   John M. Schweitzer, Esq. (Telecopy No. (503) 230-1907);

      (b) if to the Paying Agent or the Issuing Bank, to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention of Sandip Sen (Telecopy No. (212) 793-6130); and

      (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

   SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Paying Agent, the Collateral Agent, any Lender or the Issuing Bank.

   SECTION 9.03.  Binding Effect. This Agreement shall become effective
(a) when it shall have been executed by the Borrower and the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and (b) when each of the conditions set forth in Section 4.01 shall have been satisfied or waived in writing, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

   SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Paying Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

   (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower (unless an Event of Default shall have occurred and is continuing) and the Paying Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld and, in the case of the Borrower, the Issuing Bank and the Swingline Lender, shall be deemed given by such person if the assigning Lender does not receive notice to the contrary within five Business Days after receipt by such person of an executed Assignment and Acceptance) and
(y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except for assignments by any Initial Lender or as otherwise agreed to by the Paying Agent) and (iii) the assignee, if it shall not be a Lender, shall deliver to the Paying Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

   (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement (unless the Intercreditor Agreement is no longer in effect), together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Paying Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Paying Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Paying Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

   (d) The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Paying Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

   (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Paying Agent to such assignment, the Paying Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the

Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

   (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Paying Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (provided that a participant shall not be entitled to receive any greater payment under Sections 2.14, 2.16 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of such participation is made with the Borrower's prior written consent) and (iv) the Borrower, the Paying Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

   (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

   (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

   (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Paying Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

   (j) In the event that S&P, Moody s and Thompson s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be equal to or below BBB-, Baa3 or C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right (subject to the Borrower's consent not to be unreasonably withheld), but not the obligation, at its own expense, upon notice to such Lender and the Paying Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

   SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Initial Lenders, the Paying Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the arrangement of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Initial Lenders, the Paying Agent, the Collateral Agent or (after the occurrence and during the continuance of an Event of Default) any other Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Paying Agent and the Collateral Agent, and, in connection with any such enforcement, the reasonable fees, charges and disbursements of any other counsel for the Paying Agent, the Collateral Agent or any Lender.

   (b)  The Borrower agrees to indemnify the Initial Lenders, the Paying
Agent, the Collateral Agent, each other Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, partners, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceeding (whether or not an Indemnitee is a party thereto) relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, the use of the proceeds of the Loans or issuance of Letters of Credit, whether or not any Indemnitee is a party thereto, or (ii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

   (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Paying Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

   SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Promptly after exercising its rights under this Section 9.06, the applicable Lender shall notify the Paying Agent and the Borrower of the exercise of such rights. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

   SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

   SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Paying Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Paying Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

   (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of the provisions of Section 2.17, amend or modify the provisions of Section 9.04(i), the provisions of this Section 9.08, the definition of the term "Required Lenders" or release the Guarantor or all or any substantial part of the Collateral (except for any release expressly permitted by the Loan Documents, including Article VIII of this Agreement), without the prior written consent of each Lender or (iv) change the allocation between Tranche A Term Loans and Tranche B Term Loans of any prepayment pursuant to Section 2.12 or 2.13 without the prior written consent of (A) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche A Term Loans and (B) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Paying Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Paying Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be.

   SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this
Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

   SECTION 9.10.  Entire Agreement. This Agreement and the other Loan
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

   SECTION 9.11.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

   SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

   SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

   SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

   SECTION 9.15.  Jurisdiction; Consent to Service of Process. (a)  The
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

   (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

   (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

   SECTION 9.16. Judgment Currency. (a) The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Paying Agent or a Lender or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Paying Agent or such Lender or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Paying Agent or if the Paying Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Paying Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

   (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

   (c) For purposes of determining the rate of exchange for this Section 9.16, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

   SECTION 9.17. Confidentiality. The Paying Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agree to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process (and, in the case of any such subpoena or legal process after notice to the Borrower, if permitted by applicable law or process), (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or
(ii) becomes available to the Paying Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Paying Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the Closing Date, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration of this Agreement.

   SECTION 9.18. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, prior to the Separation Date, to the extent the terms of this Agreement conflict with the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall be controlling as if such terms of the Intercreditor Agreement replaced the conflicting terms of this Agreement mutatis mutandis.

   SECTION 9.19. Additional Borrowers. The Borrower may designate any member of the Peabody Group reasonably satisfactory to the Initial Lenders as an additional borrower (each an "Additional Borrower") under this Agreement by delivering a written notice to the Initial Lenders to such effect; provided that on or prior to the initial borrowing by such Additional Borrower, such Additional Borrower will enter into an agreement in writing in form and substance satisfactory to the Initial Lenders pursuant to which it will agree to be bound by (and will be entitled to the benefits of) this Agreement. The parties hereto agree that upon such designation, this Agreement shall be modified as appropriate to account for such designation in a manner to be agreed upon by the Initial Lenders and the Borrower. Notwithstanding anything to the contrary, this Section 9.19 shall not, nor shall it be construed as providing for any, increase in the Total Commitments.

   SECTION 9.20. Margin Regulations. Notwithstanding any other provision contained in this Agreement or the other Loan Documents, including
Section 2.13(b), Section 6.02 and Section 6.05, the pledge or sale of the Shares by PA shall be permitted hereunder until the Depositary Shares have been delisted from the New York Stock Exchange (and the Shares shall not otherwise be Margin Stock); provided that until such time the Borrower shall use its reasonable efforts to cause PA not to:

      (i) incur any Indebtedness other than (A) its obligations under the Offer, (B) its obligations under the Powercoal/PA Loans and (C) its obligations under or permitted under the PA Facility Agreement;

      (ii) engage in any business other than (A) acquiring and holding the Shares and (B) engaging in activities reasonably related to the Offer; or

      (iii) sell or otherwise dispose of the Shares, unless (A) such Shares are sold for cash, (B) fair value is received for such Shares and (C) the proceeds of such sale are either held as cash or invested in certificates of deposit, U.S. government securities, commercial paper, other money market instruments that are exempted securities under the United States federal securities laws or Cash Equivalent Investments (as defined in the PA Facility Agreement).


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        PACIFICORP POWERCOAL LLC,

                                        by PacifiCorp Group Holdings Company,
                                           its Member,

                                           by
                                               /s/  William E. Peressini
                                               -------------------------------
                                               Name:  William E. Peressini
                                               Title: Treasurer


                                        CITIBANK N.A., individually as an
                                        Initial Lender and as Paying Agent,
                                        Swingline Lender and Issuing Bank

                                           by
                                               /s/  David B. Gorte
                                               -------------------------------
                                               Name:  David B. Gorte
                                               Title: Attorney-in-fact


                                        CITICORP USA, INC., as Collateral Agent,

                                           by
                                               /s/  Thomas W. Ng
                                               -------------------------------
                                               Name:  Thomas W. Ng
                                               Title: Attorney-in-fact

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        individually as an Initial Lender,

                                           by
                                               /s/  John Winkelried
                                               -------------------------------
                                               Name:  John Winkelried
                                               Title: Authorized Signatory


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, individually as an Initial
                                        Lender,

                                           by
                                               /s/  Kathryn Sayko-Yanes
                                               -------------------------------
                                               Name:  Kathryn Sayko-Yanes
                                               Title: Vice President